                                                                     Exhibit 4.2


        CONSECO FINANCE RECREATIONAL, EQUIPMENT & CONSUMER TRUST 1999-__



                          SALE AND SERVICING AGREEMENT

                                      among

                    CONSECO FINANCE RECREATIONAL, EQUIPMENT &
                             CONSUMER TRUST 1999-__
                                    as Issuer

                      CONSECO FINANCE SECURITIZATIONS CORP.
                                    as Seller

                                       and

                              CONSECO FINANCE CORP.
                      as Originator, Servicer and Guarantor


                         Dated as of _____________, 1999

                                TABLE OF CONTENTS



ARTICLE I -- DEFINITIONS.....................................................1-1
         SECTION 1.01.  General..............................................1-1
         SECTION 1.02.  Specific Terms.......................................1-1

ARTICLE II -- TRANSFER OF CONTRACTS..........................................2-1
         SECTION 2.01.  Transfer of Contracts................................2-1
         SECTION 2.02.  Conditions to Acceptance by Owner Trustee............2-1

ARTICLE III -- REPRESENTATIONS AND WARRANTIES................................3-1
         SECTION 3.01.  Representations and Warranties Regarding the
                        Seller and Originator and Covenants of the
                        Originator...........................................3-1
         SECTION 3.02.  Representations and Warranties Regarding
                        Each Contract........................................3-2
         SECTION 3.03.  Representations and Warranties Regarding
                        the Contracts in the Aggregate.......................3-5
         SECTION 3.04.  Representations and Warranties Regarding
                        the Contract Files...................................3-6
         SECTION 3.05.  Repurchase of Contracts for Breach of
                        Representations and Warranties.......................3-6
         SECTION 3.06.  Additional Representations and Warranties............3-7

ARTICLE IV -- PERFECTION OF TRANSFER AND PROTECTION OF SECURITY
              INTERESTS......................................................4-1
         SECTION 4.01.  Custody of Contracts.................................4-1
         SECTION 4.02.  Filings..............................................4-2
         SECTION 4.03.  Name Change or Relocation............................4-2
         SECTION 4.04.  Chief Executive Office...............................4-2
         SECTION 4.05.  Costs and Expenses...................................4-2

ARTICLE V -- SERVICING OF CONTRACTS..........................................5-1
         SECTION 5.01.  Responsibility for Contract Administration...........5-1
         SECTION 5.02.  Standard of Care.....................................5-1
         SECTION 5.03.  Records..............................................5-1
         SECTION 5.04.  Inspection; Computer Tape............................5-1
         SECTION 5.05.  Collections..........................................5-2
         SECTION 5.06.  Enforcement..........................................5-3
         SECTION 5.07.  Satisfaction of Contracts............................5-4
         SECTION 5.08.  Costs and Expenses...................................5-4
         SECTION 5.09.  Maintenance of Insurance.............................5-4
         SECTION 5.10.  Repossession.........................................5-6
         SECTION 5.11.  Commingling of Funds.................................5-6
         SECTION 5.12.  Retitling; Security Interests........................5-6
         SECTION 5.13.  Servicer Advances....................................5-7
         SECTION 5.14.  Monthly Reports; Certificate of Servicing  Officer...5-7

         SECTION 5.15.  Annual Report of Accountants.........................5-7
         SECTION 5.16.  Certain Duties of the Servicer Under the Trust
                        Agreement............................................5-7
         SECTION 5.17.  INTENTIONALLY OMITTED................................5-8
         SECTION 5.18.  Annual Statement as to Compliance; Notice of Servicer
                        Termination Event....................................5-8
         SECTION 5.19.  INTENTIONALLY OMITTED................................5-8
         SECTION 5.20.  Maintenance of Security Interests in Products........5-8
         SECTION 5.21.  Covenants, Representations, and Warranties of
                        Servicer.............................................5-9
         SECTION 5.22.  Purchase of Contracts Upon Breach of Covenant.......5-10

ARTICLE VI -- DISTRIBUTIONS; TRUST ACCOUNTS; LIMITED GUARANTY; STATEMENTS TO
              SECURITYHOLDERS................................................6-1
         SECTION 6.01.  Trust Accounts.......................................6-1
         SECTION 6.02.  Collection Account Deposits..........................6-2
         SECTION 6.03.  Permitted Withdrawals................................6-2
         SECTION 6.04.  INTENTIONALLY OMITTED................................6-3
         SECTION 6.05.  Limited Guaranty.....................................6-3
         SECTION 6.06.  Distributions........................................6-3
         SECTION 6.07.  INTENTIONALLY OMITTED................................6-5
         SECTION 6.08.  Statements to Securityholders........................6-5

ARTICLE VII -- SERVICE TRANSFER..............................................7-1
         SECTION 7.01.  Event of Termination.................................7-1
         SECTION 7.02.  Transfer.............................................7-2
         SECTION 7.03.  Indenture Trustee to Act; Appointment of Successor...7-2
         SECTION 7.04.  Notification to Securityholders......................7-3
         SECTION 7.05.  Effect of Transfer...................................7-3
         SECTION 7.06.  Transfer of Collection Account.......................7-4
         SECTION 7.07.  Limits on Liability..................................7-4
         SECTION 7.08.  Waiver of Past Defaults..............................7-4

ARTICLE VIII -- TERMINATION..................................................8-1
         SECTION 8.01.  Originator's or Servicer's Repurchase Option.........8-1
         SECTION 8.02.  Liquidation or Sale of Trust Estate..................8-2

ARTICLE IX -- INDEMNITIES....................................................9-1
         SECTION 9.01.  Originator's Indemnities.............................9-1
         SECTION 9.02.  Liabilities to Obligors..............................9-1
         SECTION 9.03.  Servicer's Indemnities...............................9-1
         SECTION 9.04.  Operation of Indemnities.............................9-2

ARTICLE X -- MISCELLANEOUS..................................................10-1
         SECTION 10.01.  Servicer Not to Assign Duties or Resign; Delegation
                         of Servicing Duties................................10-1
         SECTION 10.02.  Assignment or Delegation by Originator.............10-1
         SECTION 10.03.  Amendment..........................................10-2

         SECTION 10.04.  Notices............................................10-3
         SECTION 10.05.  Merger and Integration.............................10-4
         SECTION 10.06.  Headings...........................................10-5
         SECTION 10.07.  Governing Law......................................10-5
         SECTION 10.08.  Limitation of Liability............................10-5


Exhibit A   --   Form of Assignment
Exhibit B   --   Form of Certificate Regarding Repurchased Contracts
Exhibit C   --   Form of Monthly Report
Exhibit D   --   Form of Certificate of Servicing Officer

         THIS SALE AND SERVICING AGREEMENT, dated as of __________, 1999, among Conseco Finance Recreational, Equipment & Consumer Trust 1999-__ (the "Trust"), Conseco Finance Securitizations Corp., a corporation organized and existing under the laws of the State of Minnesota, as Seller (the "Seller") and Conseco Finance Corp., a corporation organized and existing under the laws of the State of Delaware, as originator of the loans described herein (the "Originator"), as Servicer (the "Servicer") and as Limited Guarantor of the Class B-2 Certificates (the "Guarantor").

         WHEREAS, in the regular course of its business, Conseco Finance Corp. purchases, originates and services certain retail installment sales contracts and promissory notes for the purchase of a variety of consumer products, including but not limited to motorcycles; marine products (including boats, boat trailers and outboard motors); pianos and organs; horse trailers; sport vehicles (including snowmobiles, personal watercraft and all-terrain vehicles); trucks; personal aircraft; and recreational vehicles (collectively, the "Products"), each of which contracts provides for installment payments by or on behalf of the purchaser and grants a lien on or security interest in a Product; and

         WHEREAS, the Seller, in the ordinary course of its business, acquires pools of Contracts, as hereinafter defined, from Conseco Finance Corp. and arranges the securitization of those Contracts; and

         WHEREAS, the Seller, the Originator, the Servicer, the Guarantor and the Trust wish to set forth the terms and conditions pursuant to which the Trust will acquire the "Contracts," as hereinafter defined, and the Servicer will service the Contracts;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as provided herein:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01.  General.

         (a) For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this
Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Section references refer to Sections of this Agreement.

         (b) Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         (c) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (d) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person include its permitted successors and assignees.

         SECTION 1.02.  Specific Terms.

         All terms defined in any Related Document and not otherwise defined in this Agreement shall have the meanings given them in such Related Document.

         "Advance Payment" means, with respect to any Monthly Period, any payment by an Obligor that was not due under the related Contract during or before such Monthly Period and which payment is not a Principal Prepayment.

                                      1-1

         "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

         "Agreement" means this Sale and Servicing Agreement as the same may be amended or supplemented from time to time.

         "Amount Available" means, as to any Distribution Date, an amount equal to the Collected Funds for that Distribution Date plus any amounts required to be deposited in the Collection Account on or before such Distribution Date pursuant to Sections 6.05, 8.01 and 8.02 of this Agreement, Section 10.04 of the Indenture or Section 9.3 of the Trust Agreement.

         "Amount Held for Future Distribution" means, as to any Distribution Date, the total of the amounts held in the Collection Account on the last day of the related Monthly Period on account of Advance Payments in respect of such Monthly Period.

         "Business Day" means any day other than (a) a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Minneapolis, Minnesota, New York, New York, Wilmington, Delaware or any other location of any successor Servicer, successor Owner Trustee or successor Trustee are authorized or obligated by law, executive order or governmental decree to be closed.

         "Certificate Distribution Account" means the account established and maintained pursuant to Section 6.01(c).

         "Certificate Majority" means Holders of Certificates representing more than 50% of the Class B-1 Principal Balance and more than 50% of the Class B-2 Principal Balance.

         "Certificates" means the ____% Asset-Backed Certificates, Class B-1, and the ____% Asset-Backed Certificates, Class B-2, issued under the Trust Agreement.

         "Class" means pertaining to each Class of Notes or Certificates, as applicable.

         "Class A-1 Notes" means the Class A-1 Asset-Backed Notes issued by the Trust pursuant to the Indenture.

         "Class A-1 Final Scheduled Distribution Date" means ________ 15, 1999 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

         "Class A-1 Interest Amount" means, with respect to any Distribution Date, an amount equal to interest at the Class A-1 Interest Rate on the Class A-1 Principal Balance.

                                      1-2

         "Class A-1 Interest Carryover Shortfall" means, with respect to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-1 Notes on such Distribution Date pursuant to Section 8.02(c)(1)(i) of the Indenture is less than the Class A-1 Interest Amount for such Distribution Date.

         "Class A-1 Interest Rate" means a per annum rate of interest equal to _____%, calculated on the basis of the actual number of days elapsed and a year of 360 days.

         "Class A-1 Principal Balance" means, as to any Distribution Date, the Original Class A-1 Principal Balance less all amounts distributed to Holders of Class A-1 Notes on any prior Distribution Date on account of principal pursuant to Section 8.02(c) of the Indenture.

         "Class A-2 Final Scheduled Distribution Date" means _________ 15, 2004 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

         "Class A-2 Interest Amount" means, with respect to any Distribution Date, an amount equal to one month's interest (or, with respect to the first Distribution Date, interest from and including the Closing Date to but excluding _______ 15, 2000) at the Class A-2 Interest Rate on the Class A-2 Principal Balance.

         "Class A-2 Interest Carryover Shortfall" means, with respect to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-2 Notes on such Distribution Date pursuant to Section 8.02(c)(1)(i) of the Indenture is less than the Class A-2 Interest Amount for such Distribution Date.

         "Class A-2 Interest Rate" means a per annum rate of interest equal to _____%, calculated on the basis of a year of 360 days consisting of twelve 30-day months.

         "Class A-2 Notes" means the Class A-2 Asset-Backed Notes issued by the Trust pursuant to the Indenture.

         "Class A-2 Principal Balance" means, as to any Distribution Date, the Original Class A-2 Principal Balance less all amounts distributed to Holders of Class A-2 Notes on prior Distribution Dates on account of principal pursuant to Sections 8.02(c) of the Indenture.

         "Class A-3 Final Scheduled Distribution Date" means ________ 15, 2010 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

         "Class A-3 Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest (or, with respect to the first Distribution Date, interest from and including the Closing Date to but excluding ________ 15,
2000) at the Class A-3 Interest Rate on the Class A-3 Principal Balance.

         "Class A-3 Interest Carryover Shortfall" means, with respect to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-3 Notes on such

                                      1-3

Distribution Date pursuant to Section 8.02(c)(1)(i) of the Indenture is less than the Class A-3 Interest Amount for such Distribution Date.

         "Class A-3 Interest Rate" means a per annum rate of interest equal to ____%, calculated on the basis of a year of 360 days consisting of twelve 30-day months.

         "Class A-3 Notes" means the Class A-3 Asset-Backed Notes issued by the Trust pursuant to the Indenture.

         "Class A-3 Principal Balance" means, as to any Distribution Date, the Original Class A-3 Principal Balance less all amounts distributed to Holders of Class A-3 Notes on prior Distribution Dates on account of principal pursuant to
Section 8.02(c) of the Indenture.

         "Class A-4 Final Scheduled Distribution Date" means ________ 15, 2013 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

         "Class A-4 Interest Amount" means, with respect to any Distribution Date, an amount equal to one month's interest (or with respect to the first Distribution Date, interest from and including the Closing Date to but excluding _______ 15, 2000) at the Class A-4 Interest Rate on the Class A-4 Principal Balance.

         "Class A-4 Interest Carryover Shortfall" means, with respect to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-4 Notes on such Distribution Date pursuant to Section 8.02(c)(1)(i) of the Indenture is less than the Class A-4 Interest Amount for such Distribution Date.

         "Class A-4 Interest Rate" means a per annum rate of interest equal to ____%, calculated on the basis of a year of 360 days consisting of twelve 30-day months.

         "Class A-4 Notes" means the Class A-4 Asset-Backed Notes issued by the Trust pursuant to the Indenture.

         "Class A-4 Principal Balance" means, as to any Distribution Date, the Original Class A-4 Principal Balance less all amounts distributed to Holders of Class A-4 Notes on prior Distribution Dates on account of principal pursuant to
Section 8.02(c) of the Indenture.

         "Class A-5 Final Scheduled Distribution Date" means ________ 15, 2013 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

         "Class A-5 Interest Amount" means, with respect to any Distribution Date, an amount equal to one month's interest (or, with respect to the first Distribution Date, interest from and including the Closing Date to but excluding _______ 15, 2000) at the Class A-5 Interest Rate on the Class A-5 Principal Balance.

         "Class A-5 Interest Carryover Shortfall" means, with respect to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-5 Notes on such

                                      1-4

Distribution Date pursuant to Section 8.02(c)(1)(i) of the Indenture is less than the Class A-5 Interest Amount for such Distribution Date.

         "Class A-5 Interest Rate" means a per annum rate of interest equal to ____%, calculated on the basis of a year of 360 days consisting of twelve 30-day months.

         "Class A-5 Notes" means the Class A-5 Asset-Backed Notes issued by the Trust pursuant to the Indenture.

         "Class A-5 Principal Balance" means, as to any Distribution Date, the Original Class A-5 Principal Balance less all amounts distributed to Holders of Class A-5 Notes on any prior Distribution Date on account of principal pursuant to Section 8.02(c) of the Indenture.

         "Class A-6 Final Scheduled Distribution Date" means ________ 15, 2013 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

         "Class A-6 Interest Amount" means, with respect to any Distribution Date, an amount equal to one month's interest (or, with respect to the first Distribution Date, interest from and including the Closing Date to but excluding ______ 15, 2000) at the Class A-6 Interest Rate on the Class A-6 Principal Balance.

         "Class A-6 Interest Carryover Shortfall" means, with respect to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-6 Notes on such Distribution Date pursuant to Section 8.02(c)(3)(i) of the Indenture is less than the Class A-6 Interest Amount for such Distribution Date.

         "Class A-6 Interest Rate" means a per annum rate of interest equal to ____%, calculated on the basis of a year of 360 days consisting of twelve 30-day months.

         "Class A-6 Notes" means the Class A-6 Asset-Backed Notes issued by the Trust pursuant to the Indenture.

         "Class A-6 Principal Balance" means, as to any Distribution Date, the Original Class A-6 Principal Balance less all amounts distributed to Holders of Class A-6 Notes on prior Distribution Dates on account of principal pursuant to
Section 8.02(c) of the Indenture.

         "Class A-7 Final Scheduled Distribution Date" means _______ 15, 2018 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

         "Class A-7 Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest (or with respect to the first Distribution Date, interest from and including the Closing Date to but excluding _______ 15,
2000) at the Class A-7 Interest Rate on the Class A-7 Principal Balance.

         "Class A-7 Interest Carryover Shortfall" means, with respect to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-7 Notes on such

                                      1-5

Distribution Date pursuant to Section 8.02(c)(5)(i) of the Indenture is less than the Class A-7 Interest Amount for such Distribution Date.

         "Class A-7 Interest Rate" means a per annum rate of interest equal to ____%, calculated on the basis of a year of 360 days consisting of twelve 30-day months.

         "Class A-7 Notes" means the Class A-7 Asset-Backed Notes issued by the Trust pursuant to the Indenture.

         "Class A-7 Principal Balance" means, as to any Distribution Date, the Original Class A-7 Principal Balance less all amounts distributed to Holders of Class A-7 Notes on prior Distribution Dates on account of principal pursuant to
Section 8.02(c) of the Indenture.

         "Class B-1 Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest (or, with respect to the first Distribution Date, interest from and including the Closing Date to but excluding _______ 15,
2000) at the Class B-1 Rate on the Class B-1 Principal Balance.

         "Class B-1 Interest Carryover Shortfall" means as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class B-1 Certificates on such Distribution Date pursuant to Section 5.2(a)(1) of the Trust Agreement is less than the Class B-1 Interest Amount for such Distribution Date.

         "Class B-1 Rate" means ____% per annum, computed on the basis of a year of 360 days consisting of twelve 30-day months.

         "Class B-1 Pool Factor" means, with respect to any Distribution Date, an eight-digit decimal figure equal to the outstanding principal balance of the Class B-1 Certificates as of such Distribution Date (after giving effect to all distributions on such date) divided by the Original Class B-1 Principal Balance.

         "Class B-1 Principal Balance" means, as to any Distribution Date, the Original Class B-1 Principal Balance less all amounts distributed to Holders of Class B-1 Certificates on Prior Distribution Dates on account of principal pursuant to Section 5.2(a) of the Trust Agreement.

         "Class B-2 Distributable Amount" means, with respect to any Distribution Date, the sum of the Class B-2 Principal Distributable Amount and the Class B-2 Interest Distributable Amount.

         "Class B-2 Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest (or, with respect to the first Distribution Date, interest from and including the Closing Date to but excluding _______ 15,
2000) at the Class B-2 Rate on the Class B-2 Principal Balance.

         "Class B-2 Interest Carryover Shortfall" means, with respect to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class B-2 Certificates on such

                                      1-6

Distribution Date pursuant to Section 5.2(a)(4) of the Trust Agreement is less than the Class B-2 Interest Amount for such Distribution Date.

         "Class B-2 Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the amounts payable in respect of the Class B-2 Certificates pursuant to Section 5.2(a)(4) of the Trust Agreement.

         "Class B-2 Rate" means ____% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months.

         "Class B-2 Pool Factor" means, with respect to any Distribution Date, an eight-digit decimal figure equal to the outstanding principal balance of the Class B-2 Certificates as of such Distribution Date (after giving effect to all distributions on such date) divided by the Original Class B-2 Principal Balance.

         "Class B-2 Principal Balance" means, as to any Distribution Date, the Original Class B-2 Certificate Principal Balance less all amounts distributed to Holders of Class B-2 Certificates on prior Distribution Dates on account of principal pursuant to Section 5.2(a)(5) of the Trust Agreement.

         "Class B-2 Principal Liquidation Loss" means, as to any Distribution Date, the lesser of: (a) the amount, if any, by which the Class B-1 Certificate Principal Balance and the Class B-2 Principal Balance and Note Principal Balance as of the immediately preceding Distribution Date, minus the aggregate amount of principal distributed on account of the Notes and Class B-1 Certificates on that Distribution Date (exclusive of any Guaranty Payment on that Distribution Date in respect of any Class B-2 Principal Liquidation Loss), exceeds the Pool Scheduled Principal Balance as of such Distribution Date, or (b) the Class B-2 Principal Balance as of the immediately preceding Distribution Date minus the aggregate amount of principal distributed on account of the Class B-2 Certificates on that Distribution Date (exclusive of any Guaranty Payment on that Distribution Date in respect of any Class B-2 Principal Liquidation Loss).

         "Class B-2 Principal Distributable Amount" means, with respect to any Distribution Date, the sum of (i) after the Class B-1 Principal Balance has been reduced to $0, the Total Principal Distribution Amount minus, on the Distribution Date on which the Class B-1 Principal Balance is reduced to $0, amounts deposited in the Certificate Distribution Account on such Distribution Date pursuant to Section 5.02(a) of the Trust Agreement to reduce the Class B-1 Principal Balance to zero, plus (ii) the Class B-2 Principal Liquidation Loss, if any, but in no event more than the Class B-2 Principal Balance.

         "Class Percentage Interest" means, as to any Note or Certificate, the percentage interest evidenced thereby in distributions made on the related Class, such percentage interest being equal to the percentage (carried to eight places) obtained from dividing the denomination of such Note or Certificate by the aggregate denomination of all Notes or Certificates of the related Class (which equals the Original Class A-1 Principal Balance in the case of a Class A-1 Note, the Original Class A-2 Principal Balance in the case of a Class A-2 Note, the Original Class A-3 Principal Balance in the case of a Class A-3 Note, the Original Class A-4 Principal Balance in

                                      1-7
the case of a Class A-4 Note, the Original Class A-5 Principal Balance in the case of a Class A-5 Note, the Original Class A-6 Principal Balance in the case of a Class A-6 Note, the Original Class A-7 Principal Balance in the case of a Class A-7 Note, the Original Class B-1 Principal Balance in the case of a Class B-1 Certificate or the Original Class B-2 Principal Balance in the case of a Class B-2 Certificate). The aggregate Class Percentage Interests for each Class of Notes or Certificates shall equal 100%.

         "Class Principal Balance" means, as to any date, the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Balance, the Class A-6 Principal Balance, the Class A-7 Principal Balance, the Class B-1 Principal Balance or the Class B-2 Principal Balance, as appropriate.

         "Closing Date" means _______________.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral Security" means, with respect to any Contract, (i) the security interests, if any, granted by or on behalf of the related Obligor with respect thereto, including a first priority perfected security interest in the related Product, (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Contract, whether pursuant to the agreement giving rise to such Contract or otherwise, together with all financing statements signed by the Obligor describing any collateral securing such Contract, (iii) all security agreements granting a security interest in the related Product and all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Contract whether pursuant to the agreement giving rise to such Contract or otherwise, and (iv) all records in respect of such Contract.

         "Collected Funds" means, as to any Distribution Date, an amount equal to (a) the sum of (i) the amount on deposit in the Collection Account as of the close of business on the last day of the related Monthly Period (exclusive of any amounts deposited therein pursuant to Sections 6.05, 8.01 or 8.02 of this Agreement, Section 10.04 of the Indenture or Section 9.3 of the Trust Agreement,
(ii) any amounts required to be deposited in the Collection Account on or before the Business Day immediately preceding such Distribution Date pursuant to Sections 5.09 or 5.13, and (iii) any amount deposited in the Collection Account in respect of principal on the Contracts (exclusive of any amounts deposited therein pursuant to Sections 6.05, 8.01 or 8.02 of this Agreement, Section 10.04 of the Indenture or Section 9.3 of the Trust Agreement after the last day of the related Monthly Period through and including the third Business Day prior to the Distribution Date, but in no event later than the 10th day of the month in which such Distribution Date occurs, reduced by (b) the sum as of the close of business on the last day of the related Monthly Period of (i) the Amount Held for Future Distribution, (ii) amounts permitted to be withdrawn by the Trustee from the Collection Account pursuant to clauses (b) - (e), inclusive, of Section 6.03; and (iii) with respect to all Distribution Dates other than the Distribution Date in July, 1998, any amount deposited in the Collection Account in respect of principal on the Contracts (exclusive of any amounts deposited therein pursuant to Sections 6.05, 8.01 or 8.02 of this Agreement, Section 10.04 of the Indenture or Section 9.3 of the Trust Agreement) on or after the first day of the related Monthly Period and through and including the third Business Day of

                                      1-8
the preceding Distribution Date, but in no event later than the 10th day of the related Monthly Period.

         "Collection Account" means the account established and maintained pursuant to Section 6.01.

         "Computer Tape" means the computer tape generated by the Originator which provides information relating to the Contracts and which was used by the Originator in selecting the Contracts, and includes the master file and the history file.

         "Contract File" means, as to each Contract, (a) the original copy of the Contract, including the executed evidence of the obligation of the Obligor;
(b) either (i) the original title document for the related Product or a duplicate certified by the appropriate governmental authority which issued the original thereof or the application for such title document or (ii) if the laws of the jurisdiction in which the related Product is located do not provide for the issuance of title documents for goods of the type including the Product, other evidence of ownership of the related Product which is customarily relied upon in such jurisdiction as evidence of title to such goods; (c) evidence of one or more of the following types of perfection of the security interest in the related Product granted by such Contract, as appropriate: (i) notation of such security interest on the title document, (ii) a financing statement meeting the requirements of the UCC, with evidence of recording indicated thereon (if required to perfect a security interest in the related Product under the UCC as in force in the relevant state), (iii) in the case of a Contract secured by a security interest in an aircraft, evidence of filing with the Federal Aviation Administration Aircraft Registry or (iv) such other evidence of perfection of a security interest in goods of the type including the Product as is customarily relied upon in the jurisdiction in which the related Product is located; (d) the assignment of the Contract from the originator (if other than the Originator or a wholly-owned subsidiary of the Originator) to the Originator or a wholly-owned subsidiary of the Originator; (e) any extension, modification or waiver agreement(s); (f) a credit application signed by the Obligor, or a copy thereof; and (g) if required by Section 5.09 with respect to such Contract, a certificate of insurance or application form for insurance signed by the Obligor, or copies thereof.

         "Contract Rate" means, with respect to any particular Contract, the rate of interest specified in that Contract and computed in accordance with the method specified in that Contract.

         "Contracts" means the retail installment sales contracts and promissory notes described in the List of Contracts and constituting part of the corpus of the Trust, which Contracts are to be assigned and conveyed by the Company to the Trust, and includes, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto on or after the Cutoff Date, but excluding any rights to receive payments which are due pursuant thereto prior to the Cutoff Date.

         "Corporate Trust Office" means with respect to the Owner Trustee, the principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at Rodney Square North, 1100 North

                                      1-9

Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration; the telecopy number for the Corporate Trust Office of the Owner Trustee on the date of the execution of this Agreement is 302-651-8882; with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at U.S. Bank Trust National Association, 180 East Fifth Street, St. Paul, Minnesota 55101
Attention: Corporate Trust Department; the telecopy number for the Corporate Trust Office of the Indenture Trustee on the date of execution of this Agreement is 612-244-0089.

         "Counsel for the Originator" means _____________________, or other legal counsel for the Originator.

         "Cutoff Date" means _______________.

         "Cutoff Date Pool Principal Balance" means the aggregate of the Cutoff Date Principal Balances of the Contracts.

         "Cutoff Date Principal Balance" means, as to any Contract, the unpaid principal balance thereof at the Cutoff Date after giving effect to all installments of principal due prior thereto.

         "Defaulted Contract" means a Contract with respect to which the Servicer commenced repossession or foreclosure procedures, made a sale of such Contract to a third party for repossession, foreclosure or other enforcement, or as to which there was a payment delinquent 180 or more days (excluding any Contract deemed delinquent solely because the Obligor's required monthly payment was reduced as a result of bankruptcy or similar proceedings).

         "Delinquent Payment" means, as to any Contract, with respect to any Monthly Period, any payment or portion of a payment of principal or interest that was originally scheduled to be made during such Monthly Period under such Contract and was not received or applied during such Monthly Period, whether or not any payment extension has been granted by the Servicer.

         "Determination Date" means the third Business Day prior to each Distribution Date during the term of this Agreement.

         "Distribution Date" means the fifteenth day of each calendar month during the term of this Agreement, or if such day is not a Business Day, the next succeeding Business Day, commencing on ________ 15, 2000.

         "Due Date" means, as to any Contract, the date of the month on which the scheduled monthly payment for such Contract is due.

         "Electronic Ledger" means the electronic master record of installment sale contracts of the Originator.

         "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) a trust account (which shall be a "segregated

                                     1-10
trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Indenture Trustee, which depository institution or trust company shall have capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution (or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the bank holding company) shall have a credit rating from Standard & Poor's (if rated by Standard & Poor's) and Fitch (if rated by Fitch) in one of its generic credit rating categories which signifies investment grade; or (iii) an account that will not cause Standard & Poor's and Fitch to downgrade or withdraw their then-current ratings assigned to the Notes, as confirmed in writing by Standard & Poor's and Fitch.

         "Eligible Institution" means any depository institution (which may be the Owner Trustee, the Indenture Trustee or an Affiliate of either) organized under the laws of the United States or any State, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), which is subject to supervision and examination by federal or state authorities and whose short-term deposits have been rated A-1+ by Standard & Poor's and F-1 by Fitch (if rated by Fitch), or whose unsecured long-term debt has been rated in one of the two highest rating categories by Standard & Poor's and Fitch (if rated by Fitch) in the case of unsecured long-term debt, or who shall otherwise be acceptable to Standard & Poor's and Fitch.

         "Eligible Investments" are any of the following:

                  (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and which are noncallable;

                  (ii) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Indenture Trustee or any Affiliate of the Indenture Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term deposits of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated at least A-1+ by Standard & Poor's and at least F-1+ by Fitch (if rated by Fitch);

                  (iii) shares of an investment company registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933 and have the highest credit rating then available from Fitch (if rated by Fitch) and Standard &

                                      1-11

         Poor's and whose only investments are in securities described in clauses (i) and (ii) above;

                  (iv) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

                  (v) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a credit rating of at least AAA by Standard & Poor's and in one of the two highest rating categories from Fitch (if rated by Fitch) at the time of such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Trust to exceed 10% of amounts held in the Collection Account; and

                  (vi) commercial paper having a rating of at least A-1+ from Standard & Poor's and at least F-1+ by Fitch (if rated by Fitch) at the time of such investment or pledge as a security.

Notwithstanding the foregoing, securities that represent the right to receive payments only of interest due on underlying obligations shall not be included as Eligible Investments, whether or not such securities otherwise fall within (i) through (vi) above.

         Each of the Indenture Trustee and the Owner Trustee may trade with itself or an Affiliate in the purchase or sale of such Eligible Investments.

         "Eligible Servicer" means Conseco Finance Corp. or any Person qualified to act as Servicer of the Contracts under applicable federal and state laws and regulations, which Person services not less than an aggregate of $100,000,000 in outstanding principal amount of retail installment sales contracts and/or consumer installment loans.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Errors and Omissions Protection Policy" means the employee errors and omissions policy maintained by the Servicer or any similar replacement policy covering errors and omissions by the Servicer's employees, and meeting the requirements of Section 5.09, all as such policy relates to Contracts comprising a portion of the corpus of the Trust.

         "Event of Termination" has the meaning assigned in Section 7.01.

         "Fidelity Bond" means the fidelity bond maintained by the Servicer or any similar replacement bond, meeting the requirements of Section 5.09, as such bond relates to Contracts comprising a portion of the corpus of the Trust.


                                     1-12

         "Final Scheduled Distribution Date" means with respect to each Class of Notes and Certificates, the following dates (or, if such day is not a Business Day, the next succeeding Business Day): Class A-1 Notes -- _______ 15, 1999; Class A-2 Notes -- _______ 15, 2004; Class A-3 Notes -- _______ 15, 2010; Class
A-4 Notes -- _______ 15, 2013; Class A-5 Notes -- _______ 15, 2013; Class A-6
Notes -- _______ 15, 2013; Class A-7 Notes -- _______ 15, 2018; Class B-1
Certificates -- _______ 15, 2018; Class B-2 Certificates -- _______ 15, 2018;

         "First Priority Principal Distribution Amount" means with respect to any Distribution Date, the amount, if any, by which

                  (i) the aggregate Principal Balance of the Senior Notes is greater than

                  (ii) the Pool Scheduled Principal Balance as of the immediately preceding Distribution Date, minus the aggregate Scheduled Principal Balance of all Defaulted Contracts, minus $175,000.

         "Fitch" means Fitch IBCA, Inc., or any successor thereto; provided that if Fitch no longer has a rating outstanding on any Class of Notes or Certificates, then references herein to "Fitch" shall be deemed to refer to the NRSRO then rating any Class of the Notes or Certificates (or, if more than one such NRSRO is then rating any Class of the Notes or Certificates, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Fitch's shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

         "Formula Principal Distribution Amount" means, as of any Distribution Date (but subject to the last sentence of this definition), the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in the relevant Contract:

                  (i) all scheduled payments of principal due on each outstanding Contract during the related Monthly Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments and after any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

                  (ii) the Scheduled Principal Balance of each Contract which, during the related Monthly Period, was purchased by Green Tree pursuant to this Agreement on account of a breach of a representation or warranty; plus

                  (iii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received on Contracts during the related Monthly Period; plus

                  (iv) the aggregate Scheduled Principal Balance of all Contracts that became Liquidated Contracts during the related Monthly Period; plus the amounts of any reduction in the outstanding principal balance of a Contract during such Monthly Period

                                      1-13
         ordered as a result of a bankruptcy or similar proceeding involving the related Obligor; plus

                  (v) all collections in respect of principal on the Contracts received during the current month up to and including the third business day prior to such Distribution Date (but in no event later than the 10th day of the month in which such Distribution Date occurs), minus

                  (vi) with respect to all Distribution Dates other than the Distribution Date in July, 1998, all collections of principal on the Contracts received during the related Monthly Period up to and including the third business day prior to the preceding Distribution Date (but in no event later than the 10th day of the prior month).

The Formula Principal Distribution Amount for the Distribution Date in __________ 2019 shall be the sum of the Note Principal Balance and the Certificate Principal Balance.

         "Formula Principal Shortfall" means, with respect to any Distribution Date, the Formula Principal Distribution Amount for such Distribution Date less the funds available to pay such Formula Principal Distribution Amount pursuant to Section 6.06(a)(xi) of this Agreement.

         "Fourth Priority Principal Distribution Amount" means with respect to any Distribution Date, the amount, if any, by which

                  (i) the aggregate Principal Balance of the Notes plus the Class B-1 Principal Balance, minus the amount of any First Priority Principal Distribution Amount paid on such Distribution Date, minus the amount of any Second Priority Principal Distribution Amount paid on such Distribution Date and minus the amount of any Third Priority Principal Distribution Amount paid on such Distribution Date, is greater than

                  (ii) the Pool Scheduled Principal Balance as of the immediately preceding Distribution Date, minus the aggregate Scheduled Principal Balance of all Defaulted Contracts, minus $175,000.

         "GTGP" means Green Tree Second GP Inc., a Minnesota corporation.

         "Guaranty Payment" means, as of any Distribution Date, the amount, if any, by which (A) the Class B-2 Distributable Amount on such Distribution Date exceeds (B) the remainder of (x) the sum of the Collected Funds as of that Distribution Date plus any amounts on deposit in the Collection Account as of that Distribution Date pursuant to Sections 8.01 or 8.02 of this Agreement,
Section 10.04 of the Indenture or Section 9.3 of the Trust Agreement minus (y) the amounts to be distributed from the Collection Account on that Distribution Date pursuant to clauses (i) through (xii) of Section 6.06(a).

                                      1-14

         "Indenture" means the Indenture, dated as of _______ 1, 1999, between the Trust and U.S. Bank Trust National Association, as Indenture Trustee, as the same may be amended and supplemented from time to time.

         "Indenture Trustee" means the Person acting as Trustee under the Indenture, its successors in interest and any successor Trustee under the Indenture.

         "Independent" means, when used with respect to any specified Person, Dorsey & Whitney LLP, or any Person who (i) is in fact independent of the Seller and the Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Servicer or in an Affiliate of either and (iii) is not connected with the Seller or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is provided herein that any Independent Person's opinion or certificate shall be furnished to the Trustee, such opinion or certificate shall state that the signatory has read this definition and is Independent within the meaning set forth herein.

         "Insurance Policy" means, with respect to each Contract, the policy of insurance (if any) required to be maintained for the related Product by Section 5.09, and which, as provided in said Section 5.09, may be a blanket policy maintained by the Servicer in accordance with the terms and conditions of said
Section 5.09.

         "Insurance Proceeds" means proceeds paid by any insurer pursuant to any insurance policy or contract.

         "Limited Guaranty" means the obligation of the Guarantor to make Guaranty Payments pursuant to Section 6.05.

         "Liquidated Contract" means any Defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract through the date of disposition of the related Product have been recovered; provided that any defaulted Contract in respect of which the related Product has been realized upon and disposed of and the proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

         "Liquidation Expenses" means out-of-pocket expenses (exclusive of any overhead expenses) which are incurred by the Servicer in connection with the liquidation of any Defaulted Contract, on or prior to the date on which the related Product is disposed of, including, without limitation, legal fees and expenses, and any related and unreimbursed expenditures for property taxes, property preservation or restoration of the property to marketable condition.

         "Liquidation Proceeds" means cash (including Insurance Proceeds and proceeds realized on the repurchase of any Product by the originating dealer for breach of warranties) received in connection with the liquidation of Defaulted Contracts, whether through repossession, foreclosure sale or otherwise, including any rental income realized from any repossessed Product.

                                     1-15

         "List of Contracts" means the list identifying each Contract constituting part of the corpus of the Trust, which list (a) identifies each Contract and (b) sets forth as to each Contract (i) the Cutoff Date Principal Balance, (ii) the amount of monthly payments due from the Obligor, (iii) the Contract Rate and (iv) the maturity date, and which is attached to the Assignment from the Seller to the Trust, conveying the Company's right, title and interest in and to the Contracts (substantially in the form of Exhibit A).

          "Minimum Purchase Amount" means an amount equal to the sum of: (i) if Green Tree is no longer the Servicer, the Monthly Servicing Fee for the Monthly Period preceding the Sale Date, (ii) any unreimbursed advances for which the Servicer is entitled to reimbursement, (iii) all accrued and unpaid interest on the Notes and Certificates on the Sale Date and (iv) the aggregate Principal Balance of all Notes and Certificates on the Sale Date.

         "Monthly Period" means a calendar month during the term of this Agreement. With respect to a Distribution Date, "related Monthly Period" means the calendar month immediately preceding the month in which the Distribution Date occurs.

         "Monthly Report" has the meaning assigned in Section 5.13.

         "Monthly Servicing and Guaranty Fee" means, as to any Distribution Date, the Amount Available in the Collection Account on that Distribution Date after payment in full of all amounts payable under Section 6.06(a)(i) through
(xiii).

         "Monthly Servicing Fee" means, as of any Distribution Date on which Conseco Finance Corp. is not acting as Servicer, any amount agreed to by the Trustee and the successor Servicer that does not exceed one-twelfth of the product of 0.75% and the Pool Scheduled Principal Balance for the immediately preceding Distribution Date.

         "Net Liquidation Loss" means, as to a Liquidated Contract, the amount, if any, by which (a) the outstanding principal balance of such Liquidated Contract plus accrued and unpaid interest thereon to the date on which such Liquidated Contract became a Liquidated Contract exceeds (b) the Net Liquidation Proceeds for such Liquidated Contract.

         "Net Liquidation Proceeds" means, as to a Liquidated Contract, all Liquidation Proceeds received on or prior to the last day of the Monthly Period in which such Contract became a Liquidated Contract, net of Liquidation Expenses.

         "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 6.01.

         "Note Majority" means, as to each Class of Notes, Holders of Notes representing a majority of the Principal Balance of such Class of Notes.

         "Note Pool Factor" means, with respect to any Distribution Date and each Class of Notes, an eight-digit decimal figure equal to the outstanding principal balance of such class of Notes as

                                     1-16
of such Distribution Date (after giving effect to all distributions on such date) divided by the Original Principal Balance of such Class of Notes as of the Closing Date.

         "Note Principal Balance" means, as of any Distribution Date, the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Balance, the Class A-6 Principal Balance and the Class A-7 Principal Balance.

         "Notes" means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes, Class A-6 Notes or Class A-7 Notes.

         "NRSRO" means any nationally recognized statistical rating organization.

         "MN UCC" means the Uniform Commercial Code as in effect in the State of Minnesota.

         "Obligor" means a Product buyer or other Person who is indebted under a Contract.

         "Officer's Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board, President or any Vice President of such Person and delivered to the Owner Trustee and/or the Trustee as applicable.

         "Opinion of Counsel" means a written opinion of counsel, who may, except as expressly provided herein, be salaried counsel for the Servicer, acceptable to the Indenture Trustee, the Owner Trustee and the Seller.

         "Original Class A-1 Principal Balance" means $__________.

         "Original Class A-2 Principal Balance" means $__________.

         "Original Class A-3 Principal Balance" means $__________.

         "Original Class A-4 Principal Balance" means $__________.

         "Original Class A-5 Principal Balance" means $__________.

         "Original Class A-6 Principal Balance" means $__________.

         "Original Class A-7 Principal Balance" means $__________.

         "Original Class B-1 Principal Balance" means $__________.

         "Original Class B-2 Principal Balance" means $__________.

         "Original Class Principal Balance" means, with respect to any Class, the Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance, the Original Class A-4 Principal Balance, the Original Class A-5 Principal

                                     1-17

Balance, the Original Class A-6 Principal Balance, the Original Class A-7 Principal Balance, the Original Class B-1 Principal Balance or the Original Class B-2 Principal Balance, as appropriate.

         "Original Note Principal Balance" means the sum of the Original Class A-1 Principal Balance, Original Class A-2 Principal Balance, Original Class A-3 Principal Balance, Original Class A-4 Principal Balance, Original Class A-5 Principal Balance, Original Class A-6 Principal Balance and Original Class A-7 Principal Balance.

         "Owner Trustee" means Wilmington Trust Company, acting not individually but solely as trustee, or its successor in interest, and any successor appointed as provided in the Trust Agreement.

         "Partial Principal Prepayment" means (a) any Principal Prepayment other than a Principal Prepayment in Full and (b) any cash amount deposited in the Collection Account pursuant to the proviso in Section 3.05(a).

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Pool Scheduled Principal Balance" means, as of any Distribution Date, the aggregate Scheduled Principal Balance of all Contracts that were outstanding during the related Monthly Period.

         "Principal Prepayment" means a payment or other recovery of principal on a Contract (exclusive of Liquidation Proceeds) which is received in advance of its scheduled due date and applied upon receipt (or, in the case of a Partial Principal Prepayment, upon the next scheduled payment date on such Contract) to reduce the outstanding principal amount due on such Contract prior to the date or dates on which such principal amount is due.

         "Principal Prepayment in Full" means any Principal Prepayment of the entire principal balance of a Contract.

         "Products" means motorcycles; marine products (including boats, boat trailers and outboard motors); pianos and organs; horse trailers; sport vehicles (including snowmobiles, personal watercraft and all-terrain vehicles); trucks; personal aircraft; and recreational vehicles, financed by and securing the Contracts.

         "Record Date" means the Business Day immediately preceding the related Distribution Date.

         "Related Documents" means the Trust Agreement, the Indenture, the Administration Agreement, the Certificates, the Notes and the Underwriting Agreement. The Related Documents executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

                                      1-18

         "Repurchase Price" means, with respect to a Contract to be repurchased pursuant to Section 3.05 or Section 5.22, an amount equal to (a) the remaining principal amount outstanding on such Contract, plus (b) interest at the Contract Rate on such Contract from the end of the Monthly Period with respect to which the Obligor last made a payment through the end of the immediately preceding Monthly Period.

         "Responsible Officer" means, with respect to the Owner Trustee, the chairman and any vice chairman of the board of directors, the president, the chairman and vice chairman of any executive committee of the board of directors, every vice president, assistant vice president, the secretary, every assistant secretary, cashier or any assistant cashier, controller or assistant controller, the treasurer, every assistant treasurer, every trust officer, assistant trust officer and every other officer or assistant officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

         "Sale Date" means the Distribution Date as of which the corpus of the Trust is sold pursuant to Section 10.04 of the Indenture or Section 9.03 of the Trust Agreement.

         "Scheduled Principal Balance" means, as to any Contract and any Distribution Date or the Cutoff Date, the principal balance of such Contract as of the Due Date in the Monthly Period immediately preceding such Distribution Date or as of the Due Date immediately preceding the Cutoff Date, as the case may be, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous Partial Principal Prepayments and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by, or extension granted to, the related Obligor.

         "Second Priority Principal Distribution Amount" shall mean with respect to any Distribution Date, the amount, if any, by which

         (i) the aggregate Principal Balance of the Senior Notes, plus the Class A-6 Principal Balance, minus the amount of any First Priority Principal Distribution Amount paid on such Distribution Date, is greater than

         (ii) the Pool Scheduled Principal Balance as of the immediately preceding Distribution Date, minus the aggregate Scheduled Principal Balance of all Defaulted Contracts, minus $175,000.

         "Securities" means the Notes and the Certificates.

         "Securityholders" means the Noteholders and the Certificateholders.

                                      1-19

         "Senior Interest Amount" means as to any Distribution Date, the sum of the Class A-1 Interest Amount, the Class A-2 Interest Amount, the Class A-3 Interest Amount, the Class A-4 Interest Amount and the Class A-5 Interest Amount.

         "Service Transfer" has the meaning assigned in Section 7.02.

         "Servicer" means the Conseco Finance Corp., a Delaware corporation, until any Service Transfer hereunder and thereafter means the new servicer appointed pursuant to Article VII.

         "Servicer Advance" means, with respect to any Distribution Date, the amount, if any, deposited by the Servicer in the Collection Account pursuant to
Section 5.13.

         "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of Contracts whose name appears on a list of servicing officers appearing in an Officer's Certificate furnished to the Trustee by the Servicer, as the same may be amended from time to time.

         "Standard & Poor's" means Standard & Poor's Ratings Service, or any successor thereto; provided that if Standard & Poor's no longer has a rating outstanding on any Class of Notes or Certificates, then references herein to "Standard & Poor's" shall be deemed to refer to the NRSRO then rating any Class of the Notes or Certificates (or, if more than one such NRSRO is then rating any Class of the Notes or Certificates, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Standard & Poor's shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

         "Third Priority Principal Distribution Amount" shall mean with respect to any Distribution Date, the amount, if any, by which

         (i) the aggregate Principal Balance of the Senior Notes, plus the Class A-6 Principal Balance, plus the Class A-7 Principal Balance, minus the amount of any First Priority Principal Distribution Amount paid on such Distribution Date, and minus the amount of any Second Priority Principal Distribution Amount paid on such Distribution Date, is greater than

         (ii) the Pool Scheduled Principal Balance as of the immediately preceding Distribution Date, minus the aggregate Scheduled Principal Balance of all Defaulted Contracts, minus $175,000.

         "Total Principal Distribution Amount" means, for any Distribution Date, the sum of:

                  (i) the Formula Principal Distribution Amount for such Distribution Date, plus

                                      1-20

                  (ii) the aggregate of all Formula Principal Shortfalls, if any, for prior Distribution Dates, plus

                  (iii) the First Priority Principal Distribution Amount, if any, the Second Priority Principal Distribution Amount, if any, the Third Priority Principal Distribution Amount, if any, and the Fourth Priority Principal Distribution Amount, if any, for such Distribution Date, minus

                  (iv) all amounts actually paid on the Notes and Certificates on prior Distribution Dates in respect of a First Priority Principal Distribution Amount, Second Priority Principal Distribution Amount, Third Priority Principal Distribution Amount, or Fourth Priority Principal Distribution Amount.

         "Trust" means the Conseco Finance Recreational, Equipment & Consumer Trust 1999-__.

         "Trust Accounts" means the Collection Account, the Note Distribution Account and the Certificate Distribution Account.

         "Trust Agreement" means the Trust Agreement dated as of ________ 1, 1999 between the Seller and the Owner Trustee, as the same may be amended and supplemented from time to time.

         "Trust Property" means the property conveyed to the Trust pursuant to
Section 2.01(a).

         "Uncollectible Advance" means, with respect to any Determination Date, the portion of any Servicer Advances which the Servicer has determined in good faith will not be ultimately recoverable by the Servicer from insurance policies on the Product, the Obligor or out of Net Liquidation Proceeds. The determination by the Servicer that it has made an Uncollectible Advance shall be evidenced by an Officer's Certificate delivered to the Trustee.

         "Underwriting Agreement" means the Underwriting Agreement and related Terms Agreement, each dated ____________, 1999, among the Originator, the Seller and the Underwriter.

         "Unpaid Class A-1 Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-1 Interest Carryover Shortfall, if any, for the immediately prior Distribution Date, plus
(y) the Unpaid Class A-1 Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-1 Notes on account of any Unpaid Class A-1 Interest Shortfalls pursuant to Section 8.02(c)(1)(ii) of the Indenture on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-1 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

         "Unpaid Class A-2 Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-2 Interest Carryover Shortfall, if any, for the

                                     1-21
immediately prior Distribution Date, plus (y) the Unpaid Class A-2 Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-2 Notes on account of any Unpaid Class A-2 Interest Shortfalls pursuant to Section 8.02(c)(1)(ii) of the Indenture on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-2 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

         "Unpaid Class A-3 Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-3 Interest Carryover Shortfall, if any, for the immediately prior Distribution Date, plus
(y) the Unpaid Class A-3 Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-3 Notes on account of any Unpaid Class A-3 Interest Shortfall pursuant to Section 8.02(c)(1)(ii) of the Indenture on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-3 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

         "Unpaid Class A-4 Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-4 Interest Carryover Shortfall, if any, for the immediately prior Distribution Date, plus
(y) the Unpaid Class A-4 Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-4 Notes on account of any Unpaid Class A-4 Interest Shortfall pursuant to Section 8.02(c)(1)(ii) of the Indenture on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-4 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

         "Unpaid Class A-5 Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-5 Interest Carryover Shortfall, if any, for the immediately prior Distribution Date, plus
(y) the Unpaid Class A-5 Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-5 Notes on account of any Unpaid Class A-5 Interest Shortfall pursuant to Section 8.02(c)(1)(ii) of the Indenture on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-5 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

         "Unpaid Class A-6 Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-6 Interest Carryover Shortfall, if any, for the immediately prior Distribution Date, plus
(y) the Unpaid Class A-6 Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-6 Notes on account of any Unpaid Class A-6 Interest Shortfall pursuant to Section 8.02(c)(3)(ii) of the Indenture on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-6 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

         "Unpaid Class A-7 Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-7 Interest Carryover Shortfall, if any, for the immediately prior Distribution Date, plus
(y) the Unpaid Class A-7 Interest Shortfall determined

                                     1-22
as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-7 Notes on account of any Unpaid Class A-7 Interest Shortfall pursuant to Section 8.02(c)(5)(ii) of the Indenture on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-7 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

         "Unpaid Class B-1 Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class B-1 Interest Carryover Shortfall, if any, for the immediately prior Distribution Date, plus
(y) the Unpaid Class B-1 Certificate Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class B-1 Certificates on account of any Unpaid Class B-1 Interest Shortfall pursuant to Section 5.2(a)(1) of the Trust Agreement on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class B-1 Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

         "Unpaid Class B-2 Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class B-2 Interest Carryover Shortfall, if any, for the immediately prior Distribution Date, plus
(y) the Unpaid Class B-2 Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class B-2 Certificates on account of any Unpaid Class B-2 Interest Shortfall pursuant to Section 5.2(a)(4) of the Trust Agreement on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class B-2 Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

         "Unpaid Class B-2 Principal Liquidation Loss" means, as to any Distribution Date, the amount, if any, by which the sum of all Class B-2 Certificate Principal Liquidation Losses for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to the Holders of Class B-2 Certificates pursuant to Section 5.2(a)(5) of the Trust Agreement or pursuant to a Guaranty Payment.

         "Unpaid Senior Interest Shortfall" means as to any Distribution Date, the sum of Unpaid Class A-1 Interest Shortfall, Unpaid Class A-2 Interest Shortfall, Unpaid Class A-3 Interest Shortfall, Unpaid Class A-4 Interest Shortfall and Unpaid Class A-5 Interest Shortfall for such Distribution Date.

                                     1-23

                                   ARTICLE II

                              TRANSFER OF CONTRACTS

         SECTION 2.01.  Transfer of Contracts.

         (a) Subject to the terms and conditions of this Agreement, the Seller hereby irrevocably and unconditionally transfers, assigns, sets over and otherwise conveys to the Trust by execution of an Assignment substantially in the form of Exhibit A hereto all right, title and interest of the Seller in and to (1) the Contracts (including, without limitation, the Collateral Security), and all moneys payable thereon or in respect to the Contracts, including any liquidation proceeds therefrom but excluding payments due on the Contracts prior to the Cutoff Date, (2) the Insurance Policies on any Products securing a Contract for the benefit of the creditor of such Contract and all blanket insurance policies to the extent they relate to the Contracts, (3) all rights of the Seller under the Transfer Agreement and each Subsequent Transfer Agreement,
(4) the Errors and Omissions Protection Policy as such policy relates to the Contracts, (5) all items contained in the Contract Files, (6) the Trust Accounts and all funds on deposit therein from time to time and all investments and proceeds thereof (including all income thereon), and (7) all proceeds and products of the foregoing.

         (b) Although the parties intend that the conveyance pursuant to this Agreement of the Seller's right, title and interest in and to the Contracts and the Collateral Security pursuant to this Agreement shall constitute a purchase and sale and not a pledge of security for loans from the Certificateholders and/or the Noteholders, if such conveyances are deemed to be a pledge of security for loans from the Certificateholders, the Noteholders or any other Persons (the "Secured Obligations"), the parties intend that the rights and obligations of the parties to the Secured Obligations shall be established pursuant to the terms of this Agreement. The parties also intend and agree that the Seller shall be deemed to have granted to the Trust, and the Seller does hereby grant to the Trust, a perfected first-priority security interest in the items designated in Section 2.01(a)(1) through 2.01(a)(6) above, and all proceeds thereof, to secure the Secured Obligations, and that this Agreement shall constitute a security agreement under applicable law. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person under any Certificates, any Notes or the Secured Obligations, the security interest created hereby shall continue in full force and effect and the Owner Trustee shall be deemed to be the collateral agent for the benefit of such Person.

         SECTION 2.02.  Conditions to Acceptance by Owner Trustee.

         As conditions to the Owner Trustee's execution and delivery of the Notes on behalf of the Trust and the execution, authentication and delivery of the Certificates on behalf of the Trust on the Closing Date, the Owner Trustee on behalf of the Trust shall have received the following on or before the Closing Date:

                  (a) The List of Contracts, certified by the Chairman of the Board, President or any Vice President of the Originator (which certification may be part of the Assignment delivered pursuant to
         Section 2.02(f)).

                                      2-1

                  (b) A letter from KPMG Peat Marwick or another nationally recognized accounting firm, stating that such firm has reviewed the Initial Contracts on a statistical sampling basis and, based on such sampling, concluding that, except with respect to those Initial Contracts so specified in the letter, the Contracts conform in all material respects to the List of Contracts, to a confidence level of 97.5%, with an error rate generally not in excess of 1.8%.

                  (c) Copies of resolutions of the board of directors of the Seller and the Originator or of the executive committee of the board of directors of the Seller and the Originator approving the execution, delivery and performance of this Agreement, its Related Documents and the transactions contemplated hereunder, certified in each case by the secretary or an assistant secretary of the Seller and the Originator, as applicable.

                  (d) Officially certified recent evidence of due incorporation and good standing of the Seller under the laws of the State of Minnesota and of the Servicer under the laws of the State of Delaware.

                  (e) Evidence of filing with the Secretary of State of Minnesota of a UCC-1 financing statement, executed by the Seller as debtor, naming the Trust as secured party and listing the Contracts as collateral.

                  (f) An executed copy of the Assignment substantially in the form of Exhibit A hereto.

                  (g) Evidence of continued coverage of the Servicer under the Errors and Omissions Protection Policy.

                  (h) Evidence of deposit in the Collection Account of all funds received with respect to the Contracts prior to the Closing Date which were due on or after the Cutoff Date, together with an Officer's Certificate of the Servicer to the effect that such amount is correct.

                  (i) An Officer's Certificate of the Originator confirming that the Originator's internal audit department has reviewed the original or a copy of each Contract and each Contract File, that each Contract and Contract File conforms in all material respects with the List of Contracts and that each Contract File is complete in all material respects and that each Product securing a Contract is covered by an Insurance Policy as required by Section 3.02(f).

                  (j) Such other documents and certificates as the Trust may request.

                                     2-2

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Each of the Seller and the Originator makes the following representations and warranties, effective as of the Closing Date, on which the Trust will rely in accepting the Contracts and the other Trust Property in trust and on which the Owner Trustee relies in executing and delivering, on behalf of the Trust, the Certificates and the Notes. The repurchase obligation of the Originator set forth in Section 3.05 constitutes the sole remedy available to the Trust, the Owner Trustee, the Indenture Trustee, and the Securityholders for a breach of a representation or warranty of the Originator set forth in the Officer's Certificate delivered pursuant to Section 2.02(i) or Section 3.02,
3.03 or 3.04 of this Agreement.

         SECTION 3.01. Representations and Warranties Regarding the Seller and Originator and Covenants of the Originator.

         The representations and warranties set forth in this Section 3.01 shall survive delivery by the Seller of the Loans and the Loan Files. As promptly as practicable, but in any event within 60 days of its discovery or its receipt of notice from any Person of a material breach of any representation or warranty in this Section 3.01, the Originator shall cure such breach in all material respects.

         (a) Organization and Good Standing. Each of the Seller and the Originator, as applicable is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. Each of the Seller and the Originator, as applicable, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Seller.

         (b) Authorization; Binding Obligations. Each of the Seller and the Originator has the power and authority to make, execute, deliver and perform this Agreement and its Related Documents and all of the transactions contemplated under this Agreement and thereunder and to sell and assign the Trust Property to be sold and assigned to the Trust by it and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and its Related Documents. When executed and delivered, this Agreement and its Related Documents will constitute the legal, valid and binding obligations of each of the Seller and the Originator enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

         (c) No Consent Required. Neither the Seller nor the Originator is required to obtain the consent of any other party or any consent, license, approval or authorization from, or

                                     3-1
registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

         (d) No Violations. The execution, delivery and performance by the Seller and the Originator of this Agreement and its Related Documents and the fulfillment of their terms will not violate any provision of any existing law or regulation or any order or decree of any court or the related Articles of Incorporation or Bylaws of the Seller and the Originator, or constitute a material breach of any mortgage, indenture, contract or other agreement to which either the Seller or the Originator is a party or by which either the Seller or the Originator may be bound.

         (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller and the Originator threatened, against the Seller and the Originator or any of its properties or with respect to this Agreement, the Related Documents, or the Securities which, if adversely determined, would in the opinion of the Seller and the Originator have a material adverse effect on the transactions contemplated by this Agreement and Related Documents.

         (f) Licensing. Each of the Seller and the Originator is duly registered as a finance company in each state in which Contracts were originated, to the extent such registration is required by applicable law.

         (g) Chief Executive Office. The chief executive office of each of the Seller and the Originator is at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639.

         (h) Absolute Sale. The Seller intends that the transfer of Contracts and the Collateral Security constitute a complete and absolute sale, removing the Contracts and the Collateral Security from the Seller's estate, for purposes of Section 541 of the United States Bankruptcy Code, as amended.

         (i) No Default. Neither the Seller nor the Originator is in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect its condition (financial or other) or operations or its properties or the consequences of which would materially and adversely affect its performance hereunder and under its other Related Documents. Neither the Seller nor the Originator is in default under any agreement involving financial obligations or on any outstanding obligation which would materially adversely impact its financial condition or operations or legal documents associated with the transaction contemplated by this Agreement or the other Related Documents.

         SECTION 3.02.  Representations and Warranties Regarding Each Contract.

         The Originator has made the following representations and warranties to the Seller in the Transfer Agreement, which representations and warranties the Seller has assigned to the Trust for the benefit of the Noteholders and the Certificateholders, as of the Closing Date with respect to each Initial Loan and, as of each Subsequent Transfer Date, with respect to each Subsequent Loan identified on the List of Loans attached to the related Subsequent Transfer
Instrument:

                                      3-2

         (a) List of Contracts. The information set forth in the List of Contracts is true and correct as of its date.

         (b) Payments. The most recent scheduled payment was made by or on behalf of the Obligor (without any advance from the Seller, the Originator or any Person acting at the request of the Seller or the Originator) or was not delinquent for more than 59 days.

         (c) No Waivers. The terms of the Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the Contract File.

         (d) Binding Obligation. The Contract is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally.

         (e) No Defenses. The Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

         (f) Insurance Coverage. The Product securing the Contract is covered by an Insurance Policy to the extent (if any) required by Section 5.09. All premiums due as of the Closing Date on such insurance have been paid in full.

         (g) Origination. The Contract was originated by a dealer of goods of a class including the Product subject to the Contract, or by the Originator, in the regular course of its business and, if originated by a dealer, was purchased by the Originator in the regular course of its business.

         (h) Lawful Assignment. The Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Transfer Agreement or this Agreement, or pursuant to transfers of the Securities, unlawful or render the Contract unenforceable.

         (i) Compliance with Law. At the date of origination of the Contract, all requirements of any federal and state laws, rules and regulations applicable to the Contract, including, without limitation, usury, truth in lending and equal credit opportunity laws, have been complied with, and the Originator shall for at least the period of this Agreement, maintain in its possession, available for the Owner Trustee's inspection, and shall deliver to the Owner Trustee upon demand, evidence of compliance with all such requirements. Such compliance is not affected by the Trust's ownership of the Contract.

         (j) Contract in Force. The Contract has not been satisfied or subordinated in whole or in part or rescinded, and the Product securing the Contract has not been released from the lien of the Contract in whole or in part.

                                     3-3

         (k) Valid Security Interest. The Contract creates a valid and enforceable perfected first priority security interest in favor of the Originator in the Product covered thereby as security for payment of the Cutoff Date Principal Balance of such Contract. The Originator has assigned all of its right, title and interest in such Contract, including the security interest in the Product covered thereby, to the Seller. The Seller has and will have a valid and perfected and enforceable first priority security interest in such Contract and Product.

         (l) Capacity of Parties. The signature(s) of the Obligor(s) on the Contract are genuine and all parties to the Contract had full legal capacity to execute the Contract.

         (m) Good Title. In the case of a Contract purchased from a dealer, the Originator purchased the Contract for fair value and took possession thereof in the ordinary course of its business, without knowledge that the Contract was subject to a security interest. The Originator has not sold, assigned or pledged the Contract to any person and prior to the transfer of the Contract by the Originator to the Seller, the Originator had good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Contract to the Seller. No financing statement describing or referring to any Contract (other than any financing statement naming the Seller as secured party, or filed by the Originator as secured party to perfect its interest in a Contract purchased from a dealer) is on file in any public office.

         (n) No Defaults. There was no default, breach, violation or event permitting acceleration existing under the Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by clause (b) above). The Originator has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause (b) above. As of the Closing Date, the related Product is, to the best of the Originator's knowledge, free of damage and in good repair.

         (o) No Liens. There are, to the best of the Originator's knowledge, no liens or claims which have been filed for work, labor or materials affecting the Product securing the Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Contract.

         (p) Equal Installments. Each Contract has a fixed Contract Rate and provides for substantially level monthly payments which fully amortize the loan over its term.

         (q) Enforceability. The Contract contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security provided thereby.

         (r) One Original. There is only one original executed Contract (other than an original in the possession of the relevant Obligor), which Contract has been delivered to the Trust or its custodian on or before the Closing Date. Each Contract has been stamped to reflect the assignment of such Contract to the Trust.

                                     3-4

         (s) Notation of Security Interest. With respect to each Contract, if the related Product is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such Product is being applied for such title document will be issued within 180 days and will show, the Originator as the holder of a first priority security interest in such Product; if the related Product is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in goods of the type including the Product, such filings or recordings have been duly made and show the Originator as secured party; and if the related Product is an aircraft subject to registration with the Federal Aviation Administration's Aircraft Registry, and the recordation of a mortgage, security agreement or similar conveyance with such Registry is required to perfect the lien created thereby, such recordation has been duly made and shows the Originator as secured party or mortgagee. In any case, the Trust has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons (including the Originator and any trustee in bankruptcy of the Originator) claiming an interest in such Product.

         (t) No Government Contracts. No Obligor is the United States government or an agency, authority, instrumentality or other political subdivision of the United States government.

         SECTION 3.03. Representations and Warranties Regarding the Contracts in the Aggregate.

         (a) Amounts. The aggregate principal amounts payable by Obligors under the Contracts as of the Cutoff Date equal the Cutoff Date Pool Principal Balance.

         (b) Characteristics. The Contracts have the following characteristics as of the Cutoff Date: (i) the Obligors on not more than 15% of the Contracts by Cutoff Date Pool Principal Balance were located in any one state; (ii) no Contract has a remaining maturity of fewer than 8 months or more than 240 months; (iii) the final scheduled payment date on the Contract with the latest maturity is in ___________; (iv) each Contract had an original principal balance of at least $________ and not more than $________ and a remaining principal balance as of the Cutoff Date of at least $1,003.39 and not more than $________; and (v) each Contract had a contractual rate of interest of at least _____% and not more than _____%.

         (c) Computer Tape. The Computer Tape made available by the Originator was complete and accurate as of its date and includes a description of the same Contracts that are described in the List of Contracts.

         (d) Marking Records. By the Closing Date, the Originator has caused the portions of the Electronic Ledger relating to the Contracts to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust and are owned by the Trust in accordance with the terms of the trust created hereunder.

         (e) No Adverse Selection. Except for the effect of the representations and warranties made in Sections 3.02 and 3.03 hereof, no adverse selection procedures have been employed in selecting the Contracts.

                                      3-5

         SECTION 3.04. Representations and Warranties Regarding the Contract Files.

         (a) Possession. Immediately prior to the Closing Date, the Originator will have possession of each original Contract and the related Contract File and there are and there will be no custodial agreements in effect materially and adversely affecting the rights of the Originator to make, or cause to be made, any delivery required hereunder.

         (b) Bulk Transfer Laws. The transfer, assignment and conveyance of the Contracts and the Contract Files by the Originator pursuant to the Transfer Agreement, and by Seller pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

         SECTION 3.05. Repurchase of Contracts for Breach of Representations and Warranties.

         (a) The Originator shall repurchase a Contract, at its Repurchase Price, not later than the last day of the Monthly Period prior to the Monthly Period that is 90 days after the day on which the Originator, the Seller, the Servicer, the Owner Trustee or the Indenture Trustee first discovers, or the Originator or the Servicer should have discovered, a breach of a representation or warranty of the Originator set forth in Sections 3.02, 3.03, 3.04 or 3.06 of this Agreement or the Officer's Certificate delivered pursuant to Section 2.02(i) that materially adversely affects the interest of the Trust or the Securityholders in such Contract and which breach has not been cured; provided, however, that (i) in the event that a party other than the Originator first becomes aware of such a breach, such discovering party shall notify the Originator in writing within five Business Days of the date of such discovery and (ii) with respect to any Contract incorrectly described on the List of Contracts with respect to unpaid principal balance, which the Originator would otherwise be required to repurchase pursuant to this Section, the Originator may, in lieu of repurchasing such Contract, deposit in the Collection Account no later than the first Determination Date that is 90 or more days from the date of such discovery cash in an amount sufficient to cure such deficiency or discrepancy. Any such cash so deposited shall be accounted for as a collection of principal or interest on such Contract, according to the nature of the deficiency or discrepancy. Notwithstanding any other provision of this Agreement, the obligation of the Originator under this Section shall not terminate upon a Service Transfer pursuant to Article VII. Notwithstanding the foregoing, the Originator shall repurchase any Contract, at such Contract's Repurchase Price, if the Originator has failed to deliver the related Contract File to the Servicer, for the benefit of the Trust within 30 days of the Closing Date.

         (b) Upon receipt by the Trust by deposit in the Collection Account of the Repurchase Price under subsection (a) above, and upon receipt of a certificate of a Servicing Officer in the form attached hereto as Exhibit B, the Indenture Trustee shall release its security interest in such Contract and the Owner Trustee on behalf of the Trust shall convey and assign to the Originator all of the Securityholders' right, title and interest in the repurchased Contract without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Trust.

         (c) The Originator shall defend and indemnify the Owner Trustee, the Trust, the Indenture Trustee, and the Securityholders against all costs, expenses, losses, damages, claims

                                     3-6
and liabilities, including reasonable fees and expenses of counsel, arising out of any claims which may be asserted against or incurred by any of them as a result of any third-party action arising out of any breach of any representation set forth in the Officer's Certificate delivered pursuant to Section 2.02(i) or
Section 3.02, 3.03, 3.04 or 3.06 of this Agreement.

         SECTION 3.06.  Additional Representations and Warranties.

         The Seller hereby represents and warrants to the Trust for the benefit of the Noteholders and the Certificateholders, as of the Closing Date with respect to each Initial Loan and as of the related Subsequent Transfer Date with respect to each Subsequent Loan:

         (a) Lawful Assignment. The Loan was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Loan under this Agreement or pursuant to transfers of the Notes or Certificates unlawful or render the Loan unenforceable. The Seller has duly executed a valid blanket assignment of the Loans transferred to the Trust, and has transferred all its right, title and interest in such Loans. The Assignment or Subsequent Transfer Instrument, any and all documents executed and delivered by the Seller pursuant to Section 2.01(a) or Section 2.03, as applicable, and this Agreement each constitutes the legal, valid and binding obligation of the Seller enforceable in accordance with its respective terms.

         (b) Good Title. The Seller is the sole owner of the Loan and has the authority to sell, transfer and assign such Loan to the Trust under the terms of this Agreement. There has been no assignment, sale or hypothecation of the Loan by the Seller, which hypothecation terminates upon sale of the Loan to the Trust. The Seller has good and marketable title to the Loan, free and clear of any encumbrance, equity, loan, pledge, charge, claim, or security interest of any type and has full right to transfer the Loan to the Trust.

                                     3-7

                                   ARTICLE IV

                           PERFECTION OF TRANSFER AND
                        PROTECTION OF SECURITY INTERESTS

         SECTION 4.01.  Custody of Contracts.

         (a) Subject to the terms and conditions of this Section, the Trust appoints the Servicer to maintain custody of the Contract Files for the benefit of the Trust and the Servicer shall maintain custody of the Contract Files for the benefit of the Trust and shall act as custodian therefor.

         (b) The Servicer agrees to maintain the related Contract Files at its office where they are currently maintained, or at such other offices of the Servicer in the State of Minnesota as shall from time to time be identified to the Trust by written notice. The Servicer may temporarily move individual Contract Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures.

         (c) As custodian, the Servicer shall have and perform the following powers and duties:

                  (i) hold the Contract Files on behalf of the Trust, Indenture Trustee and the Securityholders, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof, conduct annual physical inspections of Contract Files held by it under this Agreement and certify to the Trust and the Indenture Trustee annually that it continues to maintain possession of such Contract Files;

                  (ii) implement policies and procedures, in writing and signed by a Servicing Officer, with respect to persons authorized to have access to the Contract Files on the Servicer's premises and the receipting for Contract Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes; and

                  (iii) attend to all details in connection with maintaining custody of the Contract Files on behalf of the Trust, the Indenture Trustee and the Securityholders.

         (d) In performing its duties under this Section, the Servicer agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar contracts owned and/or serviced by it. The Servicer shall promptly report to the Trust and the Indenture Trustee any failure by it to hold the Contract Files as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Contract Files, the Servicer agrees further not to assert any beneficial ownership interests in the Contracts or the Contract Files. The Servicer agrees to indemnify the Trust, Owner Trustee, the Indenture Trustee and the Securityholders for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred or

                                      4-1
asserted against them as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files; provided, however, that the Servicer will not be liable for any portion of any such amount resulting from the negligence or willful misconduct of any indemnified party.

         SECTION 4.02.  Filings.

         On or prior to the Closing Date, the Seller shall cause the UCC-1 financing statement referred to in Section 2.02(e) to be filed. The Servicer on behalf of the Trust shall cause to be filed all necessary continuation statements of the UCC-1 financing statement. From time to time the Servicer shall take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Securityholders' interests in the Contracts and their proceeds and the Products against all other persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. The Servicer will maintain the first priority perfected security interest of the Trust in each Product so long as the related Contract is property of the Trust.

         SECTION 4.03.  Name Change or Relocation.

         (a) During the term of this Agreement, the Seller shall not change its name, identity or structure or relocate its chief executive office without first giving notice thereof to the Owner Trustee, the Indenture Trustee and the Servicer. In addition, following any such change in the name, identity, structure or location of the chief executive office of the Seller, the Seller shall given written notice of any such change to Standard & Poor's and Fitch.

         (b) If any change in the Seller's name, identity or structure or the relocation of its chief executive office would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute or would cause the security interest evidenced by any such financing or continuation statement or notice of lien to become unperfected (whether immediately or with lapse of time), the Seller, no later than five days after the effective date of such change, shall file, or cause to be filed, such amendments or financing statements as may be required to preserve, perfect and protect the Securityholders' interests in the Contracts, including the Collateral Security and all proceeds thereof.

         SECTION 4.04.  Chief Executive Office.

         During the term of this Agreement, the Seller will maintain its chief executive office in one of the States of the United States, except Tennessee.

         SECTION 4.05.  Costs and Expenses.

         The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Securityholders'

                                      4-2
right, title and interest in and to the Contracts, including the Collateral Security and all proceeds thereof.

                                      4-3

                                    ARTICLE V

                             SERVICING OF CONTRACTS

         SECTION 5.01.  Responsibility for Contract Administration.

         The Servicer will have the sole obligation to manage, administer, service and make collections on the Contracts and perform or cause to be performed all contractual and customary undertakings of the holder of the Contracts to the Obligor. The Servicer may delegate duties under this Agreement to any of the Servicer's Affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Products through subcontractors who are in the business of servicing consumer receivables. The Servicer may also perform other specific duties through subcontractors; provided that the Servicer gives notice to each of the Trust, the Indenture Trustee, Standard & Poor's and Fitch of the use of any such subcontractors; and provided further that no such delegation of duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto. The Owner Trustee, on behalf of the Trust and at the request of a Servicing Officer, shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Conseco Finance Corp. is hereby appointed the Servicer until such time as any Service Transfer shall be effected under Article VII.

         SECTION 5.02.  Standard of Care.

         In managing, administering, servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will exercise that degree of skill and care consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts serviced by the Servicer; provided, however, that notwithstanding the foregoing, the Servicer shall not release or waive the right to collect the unpaid balance on any Contract.

         SECTION 5.03.  Records.

         The Servicer shall, during the period it is servicer hereunder, maintain such books of account and other records as will enable the Trust and the Indenture Trustee to determine the status of each Contract.

         SECTION 5.04.  Inspection; Computer Tape.

         (a) At all times during the term hereof, the Servicer shall afford the Trust and Indenture Trustee and their authorized agents reasonable access during normal business hours to the Servicer's records relating to the Contracts and will cause its personnel to assist in any examination of such records by the Trust and Indenture Trustee or their authorized agents. The examination referred to in this Section will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trust and Indenture Trustee may make, the Trust and Indenture Trustee may, using generally accepted audit procedures, verify the status of each Contract and review the Electronic Ledger and records relating thereto for

                                      5-1
conformity to Monthly Reports prepared pursuant to Section 5.14 and compliance with the standards represented to exist as to each Contract in this Agreement.

         The Servicer shall provide to any Securityholder such access to the records relating to the Contracts only in such cases where the Servicer is required by applicable statutes or regulations, whether applicable to the Servicer or to such Securityholder, to permit Securityholder to review such documentation. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Any Securityholder, by its acceptance of a Certificate or Note (or by acquisition of its beneficial interest therein), as applicable, shall be deemed to have agreed to keep confidential and not to use for its own benefit any information obtained by it pursuant to this Section, except as may be required by applicable law.

         (b) At all times during the term hereof, the Servicer shall keep available a copy of the List of Contracts at its principal executive office for inspection by the Trust and the Indenture Trustee.

         (c) On or before the ninth Business Day of each month, the Servicer will provide to the Indenture Trustee a Computer Tape setting forth a list of all the outstanding Contracts and the outstanding principal balance of each such Contract as of the end of the next preceding Monthly Period.

         SECTION 5.05.  Collections.

         (a) The Servicer shall pay into the Collection Account: (i) as promptly as practicable (not later than the next Business Day) following receipt thereof all payments from Obligors and Net Liquidation Proceeds (other than late payment penalty fees, extension fees and assumption fees, which shall be retained by the Servicer as additional compensation for servicing the Contracts, and any payments that were due prior to the Cutoff Date, which shall be remitted to the Company); and (ii) on the Business Day immediately prior to each Distribution Date, all Servicer Advances required to be made with respect to such Distribution Date pursuant to Section 5.13.

         (b) If the Servicer so directs, the institution maintaining the Collection Account shall, in the name of the Indenture Trustee in its capacity as such, invest the amounts in the Collection Account in Eligible Investments that mature not later than one Business Day prior to the next succeeding Distribution Date. Once such funds are invested, such institution shall not change the investment of such funds. All income and gain from such investments shall be added to the Collection Account and distributed on such Distribution Date pursuant to Section 8.03(a). The Trustee and the Indenture Trustee shall in no way be liable for losses on amounts invested in accordance with the provisions hereof. The Servicer shall deposit in the Collection Account an amount equal to any net loss on such investments immediately as realized. Funds in the

                                      5-2

Collection Account not so invested must be insured to the extent permitted by law by the Federal Deposit Insurance Corporation.

         SECTION 5.06.  Enforcement.

         (a) The Servicer shall, consistent with customary servicing procedures and the terms of this Agreement, act with respect to the Contracts in such manner as will maximize the receipt of principal and interest on such Contracts and Liquidation Proceeds with respect to Liquidated Contracts.

         (b) The Servicer may sue to enforce or collect upon Contracts, in its own name, if possible, or as agent for the Trust. If the Servicer elects to commence a legal proceeding to enforce a Contract, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Owner Trustee on behalf of the Trust shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Contract, including bringing suit in its name or the names of the Securityholders.

         (c) The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Contract in accordance with the Servicer's usual practice. Without limitation of the foregoing, in exercising recourse rights, the Servicer is authorized on behalf of the Trust to reassign the Contract or to resell the related Product to the person against whom recourse exists at the price set forth in the document creating the recourse.

         (d) So long as the Originator is the Servicer, the Servicer may grant to the Obligor on any Contract any rebate, refund or adjustment out of the Collection Account that the Servicer in good faith believes is required because of prepayment in full of the Contract. The Servicer will not permit any rescission or cancellation of any Contract.

         (e) So long as Conseco Finance Corp. is the Servicer, the Servicer may, consistent with its customary servicing procedures and consistent with Section 5.02, grant to the Obligor on any Contract an extension of payments due under such Contract, provided that Obligors may not be solicited for extensions and no more than one extension of payments under a Contract may be granted in any twelve-month period. The Servicer may not permit the extension of any payment beyond _____________.

         (f) The Servicer shall enforce any due-on-sale clause in a Contract if such enforcement is called for under its then current servicing policies for obligations similar to the Contracts, provided that such enforcement is permitted by applicable law and will not adversely affect any applicable insurance policy. If an assumption of a Contract is permitted by the Servicer, upon conveyance of the related real property or Product the Servicer shall use its best efforts to obtain an assumption agreement in connection therewith.


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         (g) Any provision of this Agreement to the contrary notwithstanding, the Servicer shall not agree to the modification or waiver of any provision of a Contract, if such modification or waiver, when aggregated with all previous modifications or waivers of the provisions of Contracts, would cause any Notes to be treated as having been exchanged for other Notes in a taxable exchange under Section 1001 of the Code or any proposed, temporary or final Treasury Regulations issued thereunder.

         SECTION 5.07.  Satisfaction of Contracts.

         Upon payment in full on any Contract, the Servicer will notify the Trust, the Indenture Trustee, and the Originator (if the Originator is not the Servicer) on the next succeeding Distribution Date by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 5.05 have been so deposited). The Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the lien on the related Product. The Servicer shall determine when a Contract has been paid in full; to the extent that insufficient payments are received on a Contract credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds.

         SECTION 5.08.  Costs and Expenses.

         All costs and expenses incurred by the Servicer in carrying out its duties hereunder, including all fees and expenses incurred in connection with the enforcement of Contracts (including enforcement of defaulted Contracts and repossessions of Products securing such Contracts) shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder, except that the Servicer shall be reimbursed out of the Liquidation Proceeds of a Liquidated Contract for Liquidation Expenses incurred by it. The Servicer shall not incur such Liquidation Expenses unless it determines in its good faith business judgment that incurring such expenses will increase the Net Liquidation Proceeds on the related Contract.

         SECTION 5.09.  Maintenance of Insurance.

         (a) Except as otherwise provided in subsection (b) of this Section 5.09, the Servicer shall cause to be maintained:

                  (i) with respect to each Contract financing the purchase of an aircraft, one or more insurance policies providing complete coverage in flight and on the ground;

                  (ii) with respect to each Contract financing the purchase of a truck, one or more physical damage insurance policies; and

                  (iii) with respect to each Contract financing the purchase of a Product other than an aircraft, truck or keyboard instrument, with an original principal balance of

                                      5-4

         $7,501 or more, one or more insurance policies providing comprehensive and collision coverage that is customary for goods of the class including the relevant Product;

in each case, issued by a company authorized to issue such policies in the state in which the related Product is located and in an amount which is not less than the maximum insurable value of such Product or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein; and provided, further, that such Insurance Policies may provide for customary deductible amounts. Each Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds and may separately add such premium to the Obligor's obligation as provided by the Contract, but shall not add such premium to the remaining principal balance of the Contract.

         (b) The Servicer may, in lieu of causing individual Insurance Policies to be maintained pursuant to subsection (a) of this Section 5.09, maintain one or more blanket insurance policies covering any losses caused by damage to such Product that would have been covered by an individual Insurance Policy. Any such blanket policy shall be substantially in the form and in the amount carried by the Servicer as of the date of this Agreement. The Servicer shall pay the premium for such policy on the basis described therein and shall deposit into the Collection Account from its own funds any deductible amount with respect to claims under such blanket insurance policy relating to the Contracts. The Servicer shall not, however, be required to deposit any deductible amount with respect to claims under individual Insurance Policies maintained pursuant to subsection (a) of this Section. If the insurer under such blanket insurance policy shall cease to be acceptable to the Servicer, the Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

         (c) With respect to each Product that has been repossessed in connection with a defaulted Contract, the Servicer shall either (i) maintain one or more Insurance Policies thereon or (ii) self-insure such Products and deposit into the Collection Account from its own funds any losses caused by damage to such Product that would have been covered by an Insurance Policy.

         (d) The Servicer shall keep in force throughout the term of this Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among Persons which service a portfolio of retail installment sales agreements having an aggregate principal amount of $100,000,000 or more and which are generally regarded as servicers acceptable to institutional investors.


                                      5-5

         SECTION 5.10.  Repossession.

         Notwithstanding the standard of care specified in Section 5.02, the Servicer shall commence procedures for the repossession of any Product or take such other steps that in the Servicer's reasonable judgment will maximize the receipt of principal and interest or Net Liquidation Proceeds with respect to the Contract secured by such Product (which may include retitling) subject to the requirements of the applicable state and federal law, no later than five Business Days after the time when such Contract becomes a Defaulted Contract. In connection with such repossession or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with Section 5.02. In the event that title to any Product is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Indenture Trustee, as trustee, or, at its election, to its nominee on behalf of the Indenture Trustee, as trustee.

         SECTION 5.11.  Commingling of Funds.

         So long as the Originator is Servicer, any collections in respect of Contracts collected by the Originator shall, prior to the deposit thereof in the Collection Account, be held in bank accounts entitled substantially as follows:
"[name of depository], as agent for U.S. Bank Trust National Association and other trustees and Conseco Finance Corp., as their interests may appear."

         SECTION 5.12.  Retitling; Security Interests.

         (a) If, at any time, a Service Transfer has occurred and the Originator is no longer the Servicer and the new Servicer is unable to foreclose upon a Product because the title document for such Product does not show such Servicer or the Indenture Trustee as the holder of the first priority security interest in the Product, such Servicer shall take all necessary steps to apply for a replacement title document showing it or the Indenture Trustee as the secured party.

         (b) In order to facilitate the Servicer's actions, as described in subsection (a) of this section, the Originator will provide the Servicer with any necessary power of attorney permitting it to retitle the Product. If the Servicer is still unable to retitle the Product, the Originator will take all actions necessary to act with the Servicer to foreclose upon the Product.

         (c) If at any time during the term of this Agreement the Trust or the Indenture Trustee receives written notice from the Originator or the Servicer that the Originator does not have a long-term senior debt rating from Standard & Poor's of BBB- or higher and from Fitch of BBB or higher, or if the Trust or the Indenture Trustee otherwise becomes aware of the same, the Trust, the Indenture Trustee and the Servicer, at the Originator's expense, shall take such action as may, in the opinion of counsel to the Indenture Trustee, be necessary to perfect the security interests in the Products securing the Contracts in the name of the Indenture Trustee by amending the title documents of such Products or by such other reasonable means as may, in the opinion of counsel to the Indenture Trustee, be necessary or prudent. The Originator agrees to pay all expenses related to such perfection and to take all action necessary therefor.


                                     5-6

         SECTION 5.13.  Servicer Advances.

         Not later than the Business Day immediately preceding each Distribution Date, the Servicer shall advance to the Trust (each such advance, a "Servicer Advance") all Delinquent Payments for the immediately preceding Monthly Period by depositing the aggregate amount of such Delinquent Payments in the Collection Account, provided, however, that the Servicer shall be obligated to advance Delinquent Payments only to the extent that the Servicer, in its sole discretion, expects to be able to recover such advances from subsequent collections, including Net Liquidation Proceeds.

         SECTION 5.14.  Monthly Reports; Certificate of Servicing Officer.

         (a) No later than 1:00 p.m. (Minnesota time) on each Determination Date, the Servicer shall deliver to the Trust, the Indenture Trustee, the Paying Agent, the Originator (if the Originator is not the Servicer), Standard & Poor's and Fitch a "Monthly Report," substantially in the form of Exhibit C hereto.

         (b) Each Monthly Report pursuant to Section 5.14(a) shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit D, certifying the accuracy of the Monthly Report and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

         (c) The Originator and (if different from the Originator) the Servicer shall, on request of the Trust, the Indenture Trustee, Standard & Poor's, Fitch or a Securityholder, furnish the Trust, the Indenture Trustee, Standard & Poor's, Fitch or a Securityholder such underlying data as may be reasonably requested.

         SECTION 5.15.  Annual Report of Accountants.

         On or before March 31 of each year, commencing March 31, ____, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to make available to the Trust, the Indenture Trustee, Standard & Poor's and Fitch a report stating that such firm has examined selected documents and records relating to the servicing of retail installment sales contracts, including the contracts covered by this Agreement, in accordance with the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, or any successor uniform program, and that, on the basis of such examination, such servicing has been conducted in compliance with the minimum servicing standards identified therein, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards requires it to report.

         SECTION 5.16.  Certain Duties of the Servicer Under the Trust
Agreement.

         The Servicer shall, and hereby agrees that it will, monitor the Trust's compliance with all applicable provisions of state and federal securities laws, notify the Trust and the Administrator

                                      5-7
of any actions to be taken by the Trust necessary for compliance with such laws and prepare on behalf of the Trust and the Administrator all notices, filings or other documents or instruments required to be filed under such laws.

         SECTION 5.17.  INTENTIONALLY OMITTED.

         SECTION 5.18. Annual Statement as to Compliance; Notice of Servicer Termination Event.

         (a) The Servicer shall deliver to the Trust, the Indenture Trustee, and each of Standard & Poor's and Fitch, on or before March 31 (or 90 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on March 31, 1998, an officer's certificate signed by any Responsible Officer of the Servicer, dated as of December 31 (or other applicable date) of the immediately preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (b) The Originator or the Servicer shall deliver to the Trust, the Indenture Trustee, the Servicer or the Originator (as applicable) and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than 2 Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Termination under Section 7.01.

         SECTION 5.19.  INTENTIONALLY OMITTED.

         SECTION 5.20.  Maintenance of Security Interests in Products.

         (a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps as are necessary to maintain perfection of the security interest created by each Contract in the related Product on behalf of the Trust, including but not limited to obtaining the execution by the Obligors and the recording, registering, filing, re-recording, refiling, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Contracts. The Trust hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Product or for any other reason. In the event that the assignment of a Contract to the Trust is insufficient, without a notation on the related Product's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Product is located, to perfect a security interest in the related Product in favor of the Trust, the Servicer hereby agrees that the Servicer's designation as the secured party on the certificate of title is in its capacity as agent of the Trust.


                                      5-8

         (b) Upon the occurrence of an Event of Termination, the Trust and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Trust, be necessary to perfect or re-perfect the security interests in the Products securing the Contracts in the name of the Trust by amending the title documents of such Products or by such other reasonable means as may, in the opinion of counsel to the Trust, be necessary or prudent. The Servicer hereby agrees to pay all expenses related to such perfection or re-perfection and to take all action necessary therefor.

         SECTION 5.21.  Covenants, Representations, and Warranties of Servicer.

         By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Trust relies in accepting the Contracts and issuing the Notes and the Certificates and on which the Indenture Trustee relies in authenticating the Notes and the Owner Trustee relies in authenticating the Certificates.

         (a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer.

         (b) Authorization; Binding Obligations. The Servicer has the power and authority to make, execute, deliver and perform this Agreement and its Related Documents and all of the transactions contemplated under this Agreement and thereunder and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and its Related Documents. When executed and delivered, this Agreement and its Related Documents will constitute the legal, valid and binding obligations of the Servicer enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

         (c) No Consent Required. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals and authorizations as have been obtained.

         (d) No Violations. The execution, delivery and performance by the Servicer of this Agreement and its Related Documents and the fulfillment of their terms will not violate any provision of any existing law or regulation or any order or decree of any court or the related Certificate of Incorporation or Bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound.

                                      5-9

         (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement, the Related Documents, or the Securities which, if adversely determined, would in the opinion of the Servicer have a material adverse effect on the transactions contemplated by this Agreement and Related Documents.

         (f) Chief Executive Office. The chief executive office of the Servicer is at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639.

         (g) No Default. The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect its condition (financial or other) or operations or its properties or the consequences of which would materially and adversely affect its performance hereunder and under its other Related Documents. The Servicer is not in default under any agreement involving financial obligations or on any outstanding obligation which would materially adversely impact its financial condition or operations or legal documents associated with the transaction contemplated by this Agreement or the other Related Documents.

         (h) Liens in Force. The Product securing each Contract shall not be released in whole or in part from the security interest granted by the Contract, except upon payment in full of the Contract or as otherwise contemplated herein.

         (i) No Impairment. The Servicer shall do nothing to impair the rights of the Trust, the Indenture Trustee or the Securityholders in the Contracts, the Insurance Policies or the other Trust Property.

         (j) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Contract, except in accordance with Section 5.06.

         SECTION 5.22.  Purchase of Contracts Upon Breach of Covenant.

         Upon discovery by any of the Servicer, the Trust or the Indenture Trustee of a breach of any of the covenants set forth in Section 5.20(a) or 5.21, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer. Not later than the last day of the Monthly Period that is 90 days after its discovery or receipt of notice of any breach of any such covenant which materially and adversely affects the interests of the Securityholders or the Trust in any Contract (including any Liquidated Contract), the Servicer shall, unless it shall have cured such breach in all material respects, purchase from the Trust the Contract affected by such breach and pay the related Repurchase Price. It is understood and agreed that the obligation of the Servicer to purchase any Contract (including any Liquidated Contract) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Securityholders, the Trust, or the Indenture Trustee on behalf of the Noteholders; provided, however, that the Servicer shall indemnify the Owner Trustee, the Trust, the Indenture Trustee, and the Securityholders against all costs,

                                      5-10
expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

                                     5-11

                                   ARTICLE VI

                DISTRIBUTIONS; TRUST ACCOUNTS; LIMITED GUARANTY;
                          STATEMENTS TO SECURITYHOLDERS

         SECTION 6.01.  Trust Accounts.

         (a) The Servicer shall establish the Collection Account in the name of the Indenture Trustee for the benefit of the Securityholders. The Collection Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee.

         (b) The Servicer shall establish the Note Distribution Account in the name of the Indenture Trustee for the benefit of the Noteholders. The Note Distribution Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee.

         (c) The Servicer shall establish the Certificate Distribution Account in the name of the Owner Trustee for the benefit of the Certificateholders. The Certificate Distribution Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee, so long as the Indenture Trustee is acting as Paying Agent under Section 3.9 of the Trust Agreement.

         (d) All amounts held in the Collection Account and the Note Distribution Account (but not the Certificate Distribution Account) shall, to the extent permitted by applicable laws, rules and regulations, be invested, as directed by the Servicer, in Eligible Investments that mature not later than one Business Day prior to the Distribution Date for the Monthly Period to which such amounts relate. Any such written direction shall certify that any such investment is authorized by this Section 6.01(d). Such investments in Eligible Investments shall be made in the name of the Indenture Trustee on behalf of the Trust, and such investments shall not be sold or disposed of prior to their maturity. Any investment of funds in the Collection Account or the Note Distribution Account shall be made in Eligible Investments held by a financial institution with respect to which (a) such institution has noted the Indenture Trustee's interest therein by book entry or otherwise and (b) a confirmation of the Indenture Trustee's interest has been sent to the Indenture Trustee by such institution, provided that such Eligible Investments are (i) specific certificated securities (as such term is used in MN UCC ss. 336.8-313(1)(d)(i)), and (ii) either (A) in the possession of such institution or (B) in the possession of a clearing corporation (as such term is used in MN UCC ss. 336.8-313(1)(g)) in New York or Minnesota, registered in the name of such clearing corporation, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Indenture Trustees security interest therein, and held by such clearing corporation in an account of such institution. Subject to the other provisions hereof, the Indenture Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Indenture Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Indenture Trustee in a manner which complies with this Section 6.01. All

                                      6-1
interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Collection Account and the Note Distribution Account shall be deposited in the Collection Account and distributed on the next Distribution Date pursuant to Section 6.06. The Servicer shall deposit in the applicable Collection Account and the Note Distribution Account an amount equal to any net loss on such investments immediately as realized.

         SECTION 6.02.  Collection Account Deposits.

         (a) Collections. The Servicer shall remit directly to the Collection Account (no later than the next Business Day as specified in Section 5.05) all payments by or on behalf of the Obligors on the Contracts and all Liquidation Proceeds received by the Servicer.

         (b) Servicer Advances. The Servicer shall deposit in the Collection Account immediately prior to each Distribution Date all Servicer Advances required to be made pursuant to Section 5.13.

         (c) Repurchased Contracts. The Originator shall deposit in the Collection Account the Repurchase Price for each Contract repurchased by it under Section 3.05. The Servicer shall deposit in the Collection Account the Repurchase Price for each Contract repurchased by it under Section 5.22.

         SECTION 6.03.  Permitted Withdrawals.

         The Indenture Trustee may, from time to time as provided herein, make withdrawals from the Collection Account of amounts deposited in said account that are attributable to the Contracts only for the following purposes:

                  (a) to make payments in the amounts and in the manner provided for in Section 6.06;

                  (b) to pay to the Originator with respect to each Contract or property acquired in respect thereof that has been repurchased pursuant to Section 3.05, all amounts received thereon and not required to be distributed to Noteholders or Certificateholders as of the date on which the related Scheduled Principal Balance or Repurchase Price is determined;

                  (c) to reimburse the Servicer out of Liquidation Proceeds for Liquidation Expenses incurred by it, to the extent such reimbursement is permitted pursuant to Section 5.08;

                  (d) to withdraw any amount deposited in the Collection Account that was not required to be deposited therein; or

                  (e) to make any rebates or adjustments deemed necessary by the Servicer pursuant to Section 5.06(d).

                                      6-2

         Since, in connection with withdrawals pursuant to clauses (a) and (b), the Originator's or the Servicer's entitlement thereto is limited to collections or other recoveries on the related Contract, the Servicer shall keep and maintain a separate accounting, on a Contract by Contract basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such clauses.

         SECTION 6.04.  INTENTIONALLY OMITTED

         SECTION 6.05.  Limited Guaranty.

         (a) No later than the Determination Date prior to each Distribution Date, the Servicer (if other than the Guarantor) shall notify the Guarantor of the amount of the Guaranty Payment (if any) for such Distribution Date. Not later than the Business Day preceding each Distribution Date, the Guarantor shall deposit the Guaranty Payment, if any, for such Distribution Date into the Collection Account.

         (b) The obligations of the Guarantor under this Section shall not terminate upon or otherwise be affected by a Service Transfer pursuant to
Article VII of this Agreement.

         (c) The obligation of the Guarantor to provide the Limited Guaranty under this Agreement shall terminate on the later of the Final Scheduled Distribution Date and the date the Guarantor has made all Guaranty Payments required to be made by it.

         (d) The obligation of the Guarantor to make the Guaranty Payments described in subsection (a) above shall be unconditional and irrevocable. The Guarantor acknowledges that its obligation to make the Guaranty Payments described in subsection (a) above shall be deemed a guaranty by the Guarantor of that portion of the Obligors' obligations under the Contracts that is allocable to the Certificateholders.

         (e) If the Guarantor fails to make a Guaranty Payment in whole or in part, the Seller shall promptly notify the Owner Trustee, and the Owner Trustee shall promptly notify Standard & Poor's and Fitch.

         SECTION 6.06.  Distributions.

         (a) On each Distribution Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Monthly Certificate delivered pursuant to Section 5.14) to make the following deposits and distributions by 11:00 a.m. (Minnesota time), to the extent of the Amount Available for such Distribution Date and in the following order of priority, provided that any Guaranty Payment shall be distributed solely to the Certificate Distribution Account pursuant to Section 6.06(b):

                   (i) Servicing Fee. If Conseco Finance Corp. or an Affiliate is not the Servicer, then to the Servicer, the Servicing Fee for the related Monthly Period.

                                      6-3

                  (ii) Servicer Advances. After payment of the amount specified in clause (i) above, to reimburse the Servicer for Uncollectible Advances and for Servicer Advances made with respect to Delinquent Payments that were recovered during the related Monthly Period.

                  (iii) Senior Note Interest. After payment of the amounts specified in clauses (i) and (ii) above, to the Note Distribution Account, the sum of the Senior Interest Amount and any Unpaid Senior Interest Shortfall;

                  (iv) First Priority Principal Distribution Amount. After payment of the amounts specified in clauses (i) through (iii) above, to the Note Distribution Account, any First Priority Principal Distribution Amount;

                  (v) Class A-6 Interest. After payment of the amounts specified in clauses (i) through (iv) above, to the Note Distribution Account, the Class A-6 Interest Amount and any Unpaid Class A-6 Interest Shortfall;

                  (vi) Second Priority Principal Distribution Amount. After payment of the amounts specified in clauses (i) through (v) above, to the Note Distribution Account, any Second Priority Principal Distribution Amount;

                  (vii) Class A-7 Interest. After payment of the amounts specified in clauses (i) through (vi) above, to the Note Distribution Account, the Class A-7 Interest Amount and any Unpaid Class A-7 Interest Shortfall;

                  (viii) Third Priority Principal Distribution Amount. After payment of the amounts specified in clauses (i) through (vii) above, to the Note Distribution Account, any Third Priority Principal Distribution Amount;

                  (ix) Class B-1 Certificate Interest. After payment of the amounts specified in clauses (i) through (viii) above, to the Certificate Distribution Account, the sum of the Class B-1 Interest Amount and any Unpaid Class B-1 Interest Shortfall.

                  (x) Fourth Priority Principal Distribution Amount. After payment of the amounts specified in clauses (i) through (ix) above, to the Note Distribution Account, any Fourth Priority Principal Distribution Amount payable to any Class of Notes then entitled to receive the Total Principal Distribution, or if all the Notes have been paid in full, to the Certificate Distribution Account, any Fourth Priority Principal Distribution Amount then payable to the Class B-1 Certificates.

                  (xi) Formula Principal. After payment of the amounts specified in clauses (i) through (x) above, to the Note Distribution Account (or, if all the Notes have been paid in full, to the Certificate Distribution Account), the Formula Principal Distribution Amount, plus any Formula Principal Shortfall, minus all First Priority Principal Distribution Amounts (if any), all Second Priority Principal Distribution Amounts (if any), all Third

                                      6-4

         Priority Principal Distribution Amounts (if any), and all Fourth Priority Principal Distribution Amounts (if any), paid on prior Distribution Dates.

                  (xii) Class B-2 Certificate Interest. After payment of the amounts specified in clauses (i) through (xi) above, to the Certificate Distribution Account, the sum of the Class B-2 Interest Amount and any Unpaid Class B-2 Interest Shortfall.

                  (xiii) Class B-2 Certificate Principal. After payment of the amounts specified in clauses (i) through (xii) above, to the Certificate Distribution Account and after payment of all Notes and all Class B-1 Certificates in full, the Class B-2 Principal Distributable Amount.

                   (xiv) Monthly Servicing and Guaranty Fee. After payment of the amounts specified in clauses (i) through (xiii) above, to Conseco Finance Corp., the Monthly Servicing and Guaranty Fee (which shall be due and payable even if Conseco Finance Corp. is no longer acting as Servicer) equal to the remaining Amount Available as compensation for its providing the Limited Guaranty and acting as initial Servicer and (if Conseco Finance Corp. is acting as Servicer) any other compensation owed to the Servicer pursuant to Section 7.02.

         (b) Guaranty Payments. On each Distribution Date the Servicer shall instruct the Indenture Trustee to distribute to the Certificate Distribution Account any Guaranty Payment deposited in the Collection Account pursuant to
Section 6.05.

         SECTION 6.07.  INTENTIONALLY OMITTED

         SECTION 6.08.  Statements to Securityholders.

         (a) On each Distribution Date, the Indenture Trustee shall include with each distribution to each Noteholder, and the Owner Trustee shall include with each distribution to each Certificateholder, a statement (which statement shall also be provided to each Rating Agency) based on information in the Monthly Report delivered on the related Determination Date pursuant to Section 5.14, setting forth the following information:

                  (i) the amount of such distribution to Holders of each Class of Notes and the Certificates allocable to interest, separately identifying any Unpaid Class A-1 Interest Shortfall, Unpaid Class A-2 Interest Shortfall, Unpaid Class A-3 Interest Shortfall, Unpaid Class A-4 Interest Shortfall, Unpaid Class A-5 Interest Shortfall, Unpaid Class A-6 Interest Shortfall, Unpaid Class A-7 Interest Shortfall, and any Unpaid Class B-1 Interest Shortfall and Unpaid Class B-2 Interest Shortfall included in such distribution and any remaining Unpaid Class A-1 Interest Shortfall, Unpaid Class A-2 Interest Shortfall, Unpaid Class A-3 Interest Shortfall, Unpaid Class A-4 Interest Shortfall, Unpaid Class A-5 Interest Shortfall, Unpaid Class A-6 Interest Shortfall, Unpaid Class A-7 Interest Shortfall, any Unpaid Class B-1 Interest Shortfall and Unpaid Class B-2 Interest Shortfall after giving effect to such distribution;

                                      6-5

                  (ii) the Class A-1 Interest Carryover Shortfall, the Class A-2 Interest Carryover Shortfall, the Class A-3 Interest Carryover Shortfall, the Class A-4 Interest Carryover Shortfall, the Class A-5 Interest Carryover Shortfall, the Class A-6 Interest Carryover Shortfall, the Class A-7 Interest Carryover Shortfall, the Class B-1 Interest Carryover Shortfall and the Class B-2 Interest Carryover Shortfall, if any, for such Distribution Date;

                  (iii) the amount of such distribution to Holders of each Class of Notes and the Certificates allocable to principal, separately identifying the Formula Principal Distribution Amount, any Formula Principal Shortfall, any First Priority Principal Distribution Amount, any Second Priority Principal Distribution Amount, any Third Priority Principal Distribution Amount and any Fourth Priority Principal Distribution Amount included therein;

                  (iv) the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Balance, the Class A-6 Principal Balance, the Class A-7 Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance after giving effect to the distribution of principal on such Distribution Date;

                  (v) the amount, if any, of the Guaranty Payment on such Distribution Date;

                  (vi) the amount of the Monthly Servicing and Guaranty Fee, if any, paid to the Guarantor with respect to the related Monthly Period and (if Conseco Finance Corp. is not acting as Servicer) the amount of the Monthly Servicing Fee paid to the Servicer with respect to such Monthly Period;

                  (vii)    the amount of any payment to GTGP;

                  (viii) the Pool Scheduled Principal Balance for such Distribution Date;

                  (ix) the Note Pool Factor for each Class, the Class B-1 Certificate Pool Factor and Class B-2 Certificate Pool Factor after giving effect to the distribution of principal on such Distribution Date;

                  (x) the number and aggregate principal balances of Contracts delinquent (a) 30-59 days and (b) 60 or more days;

                  (xi) the number and aggregate Scheduled Principal Balance of Contracts that become Defaulted Contracts during the related Monthly Period;

                  (xii) the number and aggregate Scheduled Principal Balance of Defaulted Contracts as of the last day of the related Monthly Period;


                                      6-6

                  (xiii) the number and aggregate Schedule Principal Balance of Contracts that became Liquidated Contracts during the related Monthly Period and the related Net Liquidation Losses; and

                  (xiv) the aggregate amount of Servicer Advances made by the Servicer with respect to such Distribution Date, and the aggregate amount paid to the Servicer as reimbursement of Servicer Advances made on prior Distribution Dates.

         In the case of information furnished pursuant to clauses (i) through
(vi) above, the amounts shall be expressed as a dollar amount per $1,000 denomination of Note or Certificate, as applicable.

         (b) The Owner Trustee and the Indenture Trustee shall inform any of the Noteholders, Certificateholders or [underwriter] inquiring by telephone of the information contained in the most recent Monthly Report.

         (c) Certificateholders may obtain copies of the statements delivered by the Owner Trustee pursuant to subsection (a) above upon written request to the Owner Trustee at the Corporate Trust Office (together with a certification that such Person is a Certificateholder and payment of any expenses associated with the distribution thereof). Noteholders may obtain copies of the statements delivered by the Indenture Trustee pursuant to subsection (a) above upon written request to the Indenture Trustee at its Corporate Trust Office (together with a certification that such Person is a Noteholder and payment of any expenses associated with the distribution thereof).

                                      6-7

                                   ARTICLE VII

                                SERVICE TRANSFER

         SECTION 7.01.  Event of Termination.

         "Event of Termination" means the occurrence of any of the following (each a "Servicer Termination Event"):

         (a) Any failure by the Servicer to make any deposit into an account required to be made hereunder and the continuance of such failure for a period of five Business Days after the Servicer has become aware, or should have become aware, that such deposit was required;

         (b) Failure on the Servicer's part to observe or perform in any material respect any covenant or agreement in this Agreement (other than a covenant or agreement which is elsewhere in this Section specifically dealt with), which failure shall (i) materially and adversely affect the rights of the Trust, the Indenture Trustee, or the Securityholders and (ii) continue unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by Holders of Notes evidencing not less than 25% of the Note Principal Balance or, if the Notes have been paid in full, by Certificateholders evidencing not less than 25% of the Certificate Principal Balance.

         (c) Any assignment by the Servicer of its duties hereunder except as specifically permitted hereunder, or any attempt to make such an assignment;

         (d) A court or other governmental authority having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer, as the case may be, or for any substantial liquidation of its affairs, and such order remains undischarged and unstayed for at least 60 days;

         (e) The Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing; or

         (f) The failure of the Servicer to be an Eligible Servicer.

                                     7-1

         SECTION 7.02.  Transfer.

         If an Event of Termination has occurred and is continuing, either the Trust, the Indenture Trustee, a Note Majority, or a Certificate Majority, by notice in writing to the Servicer (and to the Indenture Trustee and Trust if given by the Certificateholders or Noteholders) may terminate all (but not less than all) of the Servicer's management, administrative, servicing and collection functions (such termination being herein called a "Service Transfer"). On receipt of such notice (or, if later, on a date designated therein), or upon resignation of the Servicer in accordance with Section 10.01, all authority and power of the Servicer under this Agreement, whether with respect to the Contracts, the Contract Files or otherwise (except with respect to the Collection Account, the transfer of which shall be governed by Section 7.06), shall pass to and be vested in the Indenture Trustee pursuant to and under this
Section 7.02; and, without limitation, the Indenture Trustee is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments (including, without limitation, documents required to make the Indenture Trustee or a successor servicer the sole lienholder or legal title holder of record of each Product) and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. Each of the Originator and the Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Contracts and the execution of any documents required to make the Indenture Trustee or a successor servicer the sole lienholder or legal title holder of record in respect of each Product. The Servicer shall be entitled to receive any other amounts which are payable to the Servicer under this Agreement, at the time of the termination of its activities as Servicer. The Servicer shall transfer to the new servicer (i) the Servicer's records relating to the Contracts in such electronic form as the new servicer may reasonably request and (ii) any Contracts and Contract Files in the Servicer's possession.

         SECTION 7.03.  Indenture Trustee to Act; Appointment of Successor.

         On and after the time the Servicer receives a notice of termination pursuant to Section 7.02 or the resignation of the Servicer in accordance with
Section 10.01, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and the Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that (i) the Indenture Trustee will not assume any obligations of the Originator pursuant to Section 3.05 and (ii) the Indenture Trustee shall not be liable for any acts or omissions of the Servicer occurring prior to such Service Transfer or for any breach by the Servicer of any of its obligations contained herein or in any related document or agreement. As compensation therefor, the Indenture Trustee shall be entitled to receive reasonable compensation not in excess of the Monthly Servicing Fee. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an

                                      7-2

Eligible Servicer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree; provided, however, that no such monthly compensation shall, without the written consent of 100% of the Noteholders, exceed the Monthly Servicing Fee. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         SECTION 7.04.  Notification to Securityholders.

         (a) Promptly following the occurrence of any Event of Termination, the Servicer shall give written notice thereof to the Indenture Trustee, the Trust, Standard & Poor's, and Fitch.

         (b) Within ten days following any termination or appointment of a successor to the Servicer pursuant to this Article VII, the Owner Trustee on behalf of the Trust shall give written notice thereof to Standard & Poor's, Fitch and the Certificateholders at their respective addresses appearing on the Certificate Register and the Indenture Trustee shall give written notice thereof to Noteholders at their respective addresses appearing in the Note Register.

         (c) The Owner Trustee on behalf of the Trust shall give written notice to Standard & Poor's and Fitch at least 30 days prior to the date upon which any Eligible Servicer (other than the Trustee) is to assume the responsibilities of Servicer pursuant to Section 7.03, naming such successor Servicer.

         SECTION 7.05.  Effect of Transfer.

         (a) After the Service Transfer, the Indenture Trustee or new Servicer may notify Obligors to make payments directly to the new Servicer that are due under the Contracts after the effective date of the Service Transfer.

         (b) After the Service Transfer, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Contracts and the new Servicer shall have all of such obligations, except that the replaced Servicer will transmit or cause to be transmitted directly to the new Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the new Servicer to collect them) received as payments upon or otherwise in connection with the Contracts.

         (c) A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer and the Originator pursuant to Article IX and Sections 3.05 and 5.19) other than those relating to the management, administration, servicing or collection of the Contracts.

                                     7-3

         SECTION 7.06.  Transfer of Collection Account.

         Notwithstanding the provisions of Section 7.02, if the Collection Account shall be maintained with the Servicer and an Event of Termination shall occur and be continuing, the Servicer shall, after five days' written notice from the Indenture Trustee, or in any event within ten days after the occurrence of the Event of Termination, establish an Eligible Account with an institution other than the Servicer and promptly transfer all funds in the Collection Account to such new account, which shall thereafter be deemed the Collection Account for the purposes hereof.

         SECTION 7.07.  Limits on Liability.

         The Servicer will be liable to the Trust, the Owner Trustee, the Indenture Trustee and the Securityholders only to the extent of the obligations specifically undertaken by the Servicer under this Agreement and will have no other obligations or liabilities hereunder. Neither the Servicer nor any of its directors, officers, employees or agents will have any liability to the Trust, the Owner Trustee, the Indenture Trustee or the Securityholders (except as explicitly provided in this Agreement) for any action taken, or for refraining from taking any action, pursuant to this Agreement, other than any liability that would otherwise be imposed by reason of the Servicer's breach of this Agreement or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under this Agreement or any violation of law.

         SECTION 7.08.  Waiver of Past Defaults.

         A Note Majority and Certificate Majority may, on behalf of all Holders of Notes and Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                     7-4

                                  ARTICLE VIII

                                  TERMINATION

         SECTION 8.01.  Originator's or Servicer's Repurchase Option.

         (a) Subject to the conditions in subsection (b) below, the Originator or the Servicer may repurchase all of the Contracts and all Products acquired in respect of any Contract remaining in the Trust at a price equal to the greatest of:

                  (i) the sum of (x) 100% of the principal balance of each Contract (other than any Contract as to which title to the underlying Product has been acquired and whose fair market value is included pursuant to clause (y) below), plus (y) the fair market value of such acquired Product (as determined by the Originator);

                  (ii) the aggregate fair market value (as determined by the Originator) of all of the assets of the Trust (but in no event more than the amount sufficient to pay all principal and interest outstanding on the Securities, plus any unpaid fees and expenses of the Indenture Trustee and the Owner Trustee); or

                  (iii) the aggregate Note Principal Balance, Class B-1 Principal Balance and Class B-2 Principal Balance,

         plus, one month's interest at the applicable Contract Rate on the Scheduled Principal Balance of each Contract (including any Contract as to which the related Product has been repossessed).

         (b) The purchase by the Originator or the Servicer of all of the Contracts pursuant to Section 8.01(a) shall be at the option of the Originator or the Servicer on any Distribution Date, but shall be conditioned upon (1) the Pool Scheduled Principal Balance, as of the end of the Monthly Period immediately preceding such Distribution Date, aggregating an amount equal to or less than 10% of the Cutoff Date Pool Principal Balance, (2) the Originator or the Servicer having provided the Indenture Trustee and the Owner Trustee and the Depository (if any) with at least 30 days' written notice (which may be given prior to the end of the Monthly Period referred to in clause (1) above) and (3) the Originator or the Servicer (as applicable) shall have delivered to the Indenture Trustee and the Owner Trustee an unqualified Opinion of Counsel stating that payment of the purchase price to the Securityholders will not constitute a voidable preference or fraudulent transfer under the United States Bankruptcy Code. In the event the notice described in the preceding sentence is given in connection with the Originator's election to purchase the Contracts, the Originator shall deposit in the Collection Account on the relevant Distribution Date in immediately available funds an amount equal to the above-described purchase price and the Indenture Trustee shall distribute the amounts so deposited in accordance with Section 6.06. Upon certification to the Indenture Trustee by a Servicing Officer, following such final deposit, the Indenture Trustee shall promptly release to the Originator the Contract Files for the remaining Contracts, and the Indenture Trustee and Owner Trustee on behalf of the Trust shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

                                     8-1

         SECTION 8.02.  Liquidation or Sale of Trust Estate.

         Upon any sale of the assets of the Trust pursuant to Sections 10.03 or
10.04 of the Indenture or Sections 9.2 or 9.3 of the Trust Agreement, the Trust shall instruct the Indenture Trustee or the Owner Trustee, as the case may be, to deposit the proceeds from such sale after all payments and reserves therefrom have been made in the Collection Account. On the Distribution Date on which such proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Distribution Date, on the Distribution Date immediately following such deposit), the Trust shall instruct the Indenture Trustee to distribute such funds, together with all other amounts available, in accordance with the terms of Section 6.06(a).

                                     8-2

                                   ARTICLE IX

                                   INDEMNITIES

         SECTION 9.01.  Originator's Indemnities.

         The Originator will defend and indemnify the Trust, the Owner Trustee, the Indenture Trustee (including the paying agent and any other agents of the Owner Trustee and the Indenture Trustee), and the Securityholders against any and all costs, expenses, losses, damages, taxes, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation of any third-party claims arising out of or resulting from (i) the origination of any Contract (including but not limited to truth in lending requirements) or the servicing of such Contract prior to its transfer to the Trust (but only to the extent such cost, expense, loss, damage, tax, claim or liability is not provided for by the Originator's repurchase of such Contract pursuant to Section 3.05),
(ii) the use or ownership of any Products by the Originator or the Servicer or any Affiliate of either, or (iii) the Originator's or the Trust's violation of federal or state securities laws in connection with the offering and sale of the Securities. Notwithstanding any other provision of this Agreement, the obligation of the Originator under this Section shall not terminate upon a Service Transfer pursuant to Article VII, except that the obligation of the Originator under this Section shall not relate to the actions of any subsequent Servicer after a Service Transfer.

         SECTION 9.02.  Liabilities to Obligors.

         No obligation or liability to any Obligor under any of the Contracts is intended to be assumed by the Trust, the Owner Trustee, Indenture Trustee, or the Securityholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Trust, the Owner Trustee, Indenture Trustee, and the Securityholders expressly disclaim such assumption.

         SECTION 9.03.  Servicer's Indemnities.

         The Servicer shall defend and indemnify the Trust, the Owner Trustee, the Indenture Trustee (including the Paying Agent and any other agents of the Owner Trustee and the Indenture Trustee) and the Securityholders against any and all costs, expenses, losses, damages, taxes, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken or omitted to be taken by the Servicer with respect to any Contract. This indemnity shall survive any Service Transfer (but the original Servicer's obligations under this Section 9.03 shall not relate to any actions of any subsequent Servicer after a Service Transfer) and any payment of the amount owing under, or any repurchase by the Originator of, any such Contract.

                                     9-1

         SECTION 9.04.  Operation of Indemnities.

         Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Originator or the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient will repay such amounts collected to the Originator or the Servicer, as the case may be, without interest.

                                     9-2

                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.01. Servicer Not to Assign Duties or Resign; Delegation of Servicing Duties.

         The Servicer may not sell or assign its rights and duties as Servicer hereunder, except as expressly provided for herein, provided that the Servicer may pledge or assign the right to receive all or any portion of the Monthly Servicing Fee or Monthly Servicing and Guaranty Fee payable to it. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law or is in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel for the Servicer to such effect addressed and delivered to the Trust and the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Sections
7.02 and 7.03.

         Notwithstanding the foregoing:

                  (a) Any person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall satisfy the criteria set forth in the definition of an Eligible Servicer. The Servicer shall promptly notify Standard & Poor's and Fitch of any such merger to which it is a party.

                  (b) The Servicer may delegate duties under this Agreement to any of the Servicer's Affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Products through subcontractors who are in the business of servicing consumer receivables, and may also perform other specific duties through subcontractors; provided that the Servicer gives notice to the Trust and the Indenture Trustee and each of Standard & Poor's and Fitch, and provided further that no such delegation of duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto.

         SECTION 10.02.  Assignment or Delegation by Originator.

         Except as specifically authorized hereunder, and except for its obligations as Servicer which are dealt with under Article V and Article VII, the Originator may not convey and assign or delegate any of its rights or obligations hereunder absent the prior written consent of a Note Majority and a Certificate Majority, and any attempt to do so without such consent shall be void.

                                     10-1

It is understood that the foregoing does not prohibit the pledge or assignment by the Originator of any right to payment pursuant to Article VI.

         Notwithstanding the foregoing, any person into which the Originator may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Originator shall be a party, or any Person succeeding to the business of the Originator, shall be the successor of the Originator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Originator shall promptly notify Standard & Poor's and Fitch of any such merger to which it is a party.

         SECTION 10.03.  Amendment.

         (a) This Agreement may be amended from time to time by the Originator, the Servicer, the Seller and the Trust, with the prior written consent of the Indenture Trustee but without the consent of any of the Securityholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, as the case may be, including, without limitation, to add or amend any provision as required by Standard & Poor's, Fitch, or any other nationally recognized statistical rating organization in order to improve or maintain the rating of any Class of Notes or the Certificates, provided, however, that such action shall not, as evidenced by an Opinion of Counsel for the Originator, adversely affect in any material respect the interests of any Securityholder.

         (b) This Agreement may also be amended from time to time by the Originator, the Servicer, the Seller and the Trust with the prior written consent of the Indenture Trustee and with the consent of a Certificate Majority and a Note Majority with respect to each Class (which consent of any Holder of a Certificate or Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate or Note and of any Certificate or Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate or Note) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates or Notes; provided, however, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions required to be made on any Certificate or Note or the Class B-1 Rate, the Class B-2 Rate, the Class A-1 Interest Rate, Class A-2 Interest Rate, Class A-3 Interest Rate, Class A-4 Interest Rate, Class A-5 Interest Rate, Class A-6 Interest Rate or Class A-7 Interest Rate, (b) amend any provisions of
Section 6.06 in such a manner as to affect the priority of payment of interest, principal or premium to Noteholders or Certificateholders, or (c) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Securities then outstanding, and provided further, that the Rating Agency Condition has been satisfied.

         (c) Concurrently with the solicitation of any consent pursuant to this
Section 10.03, the Indenture Trustee shall furnish written notification to Standard & Poor's and Fitch of such

                                     10-2
solicitation. Promptly after the execution of any amendment pursuant to this
Section 10.03, the Indenture Trustee shall furnish written notification of the substance of such amendment to Standard & Poor's, Fitch and each Securityholder.

         (d) It shall not be necessary for the consent of Securityholders under this Section 10.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Securityholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

         (e) Each of the Owner Trustee and Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects its own rights, duties or immunities under this Agreement or otherwise.

         (f) In connection with any amendment pursuant to this Section, the Owner Trustee and Indenture Trustee shall be entitled to receive an unqualified Opinion of Counsel to the Servicer to the effect that such amendment is authorized or permitted by the Agreement.

         (g) Upon the execution of any amendment or consent pursuant to this
Section 10.03, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every Securityholder hereunder shall be bound thereby.

         SECTION 10.04.  Notices.

         All communications and notices pursuant hereto to the Servicer, the Originator, the Trust, the Owner Trustee, the Indenture Trustee, Standard & Poor's and Fitch shall be in writing and delivered (by facsimile or other means) or mailed to it at the appropriate following address:

                  If to the Originator, the Guarantor or the Servicer:

                           Conseco Finance Corp.
                           1100 Landmark Towers
                           345 St. Peter Street
                           St. Paul, Minnesota  55102-1639
                           Attention:  Chief Financial Officer
                           Telecopier Number:  (651) 293-5746

                  If to the Seller:

                           1100 Landmark Towers
                           345 St. Peter Street
                           St. Paul, Minnesota  55102-1639
                           Attention: Chief Financial Officer
                           Telecopier Number: (651) 293-5846


                                     10-3

                  If to the Trust or Owner Trustee:

                           Wilmington Trust Company
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, Delaware  19890-0001
                           Attention: Corporate Trust Administration
                           Telecopier Number: 302-651-8882

                  If to the Indenture Trustee:

                           U.S. Bank Trust National Association
                           180 East Fifth Street
                           St. Paul, Minnesota  55101
                           Attention:  Corporate Trust Administration,
                                       Structured Finance
                           Telecopier Number:  (612) 244-0089

                  If to Standard & Poor's:

                           Standard & Poor's Ratings Services
                           55 Water Street
                           New York, New York  10041
                           Attention:  Asset-Backed Surveillance
                           Telecopier Number:  (212) 208-8208

                  If to Fitch:

                           Fitch IBCA, Inc.
                           One State Street Plaza
                           New York, New York  10004
                           Attention:  ABS Surveillance Group
                           Telecopier Number:  (212) 635-0474

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

         All communications and notices pursuant hereto to a Securityholder shall be in writing and delivered or mailed at the address shown in the Note Register or the Certificate Register, as applicable.

         SECTION 10.05.  Merger and Integration.

         Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

                                     10-4

         SECTION 10.06.  Headings.

         The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         SECTION 10.07.  Governing Law.

         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.

         SECTION 10.08.  Limitation of Liability.

         It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of Green Tree Recreational, Equipment & Consumer Trust 1999-__ under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or the other Related Documents.

                                     10-5

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized this ___ day of _________, 1999.

                                   ISSUER:

                                   CONSECO FINANCE RECREATIONAL,
                                   EQUIPMENT & CONSUMER TRUST 1999-__

                                   By         WILMINGTON TRUST COMPANY, not
                                              in its individual capacity but
                                              solely on behalf of the Issuer as
                                              Owner Trustee under the Trust
                                              Agreement


                                   By         __________________________________
                                              Name: ____________________________
                                              Title: ___________________________



                                   SELLER:

                                   CONSECO FINANCE SECURITIZATIONS CORP.


                                   By         __________________________________
                                              Name: ____________________________
                                              Title:   _________________________


                                   SERVICER:

                                   CONSECO FINANCE CORP.


                                   By         __________________________________
                                              Name: ____________________________
                                              Title:   _________________________



                                     10-6

Acknowledged and Accepted:

U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity but
solely as Indenture Trustee


By       __________________________________
         Name: ____________________________
         Title:   _________________________


By       __________________________________
         Name: ____________________________
         Title:   _________________________


                                     10-7

                                                                       EXHIBIT A

                               FORM OF ASSIGNMENT


         In accordance with the Sale and Servicing Agreement (the "Agreement") dated as of _________, 1999 among Conseco Finance Corp. (the "Originator"), Conseco Finance Securitizations Corp., as Seller, (the "Seller") and Conseco Finance Recreational, Equipment & Consumer Trust 1999-__, the Seller does hereby transfer, assign, set over and otherwise convey to the Trust all right, title and interest of the Originator in (i) the retail installment sales contracts and promissory notes for the purchase of a variety of Products (collectively, the "Contracts") identified in the List of Contracts delivered pursuant to Section 2.02(a) of the Agreement, a copy of which List is attached hereto, including, without limitation, all related Collateral Security, all security interests created thereby and any and all rights to receive payments which are due pursuant thereto from and after _________, 1999, but excluding any rights to receive payments which were due pursuant thereto prior to ___________, 1999,
(ii) the Insurance Policies on any Products securing a Contract for the benefit of the creditor of such Contract and all rights under all blanket insurance policies to the extent they relate to the Contracts, (iii) the Errors and Omissions Protection Policy as such policy relates to the Contracts, (iv) all items contained in the Contract Files, (v) the Trust Accounts and all funds on deposit therein from time to time and all investments and proceeds thereof (including all income thereon), and (vi) all proceeds in any way derived from any of the foregoing. Capitalized terms used herein but not defined herein have the meanings assigned to them in the Agreement.

         This Assignment is made pursuant to and upon the representation and warranties on the part of the undersigned contained in Article III of the Agreement and no others.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this ______ day of ___________, 1999.

                                       CONSECO FINANCE SECURITIZATIONS
                                       CORP.


                                       By:      ________________________________
                                                Name: __________________________
                                                Title:   _______________________

                                                                       EXHIBIT B

                          FORM OF CERTIFICATE REGARDING
                              REPURCHASED CONTRACTS


                              CONSECO FINANCE CORP.

                   CERTIFICATE REGARDING REPURCHASED CONTRACTS

         The undersigned certifies that he is a [title] of Conseco Finance Corp., a Delaware corporation (the "Originator"); he is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to
Section 3.05 of the Sale and Servicing Agreement (the "Agreement"), dated as of __________, 1999 among the Originator, Conseco Finance Securitizations Corp., as Seller, and Conseco Finance Recreational, Equipment & Consumer Trust 1999-__ (the "Trust") (all capitalized terms used herein without definition having the respective meanings specified in the Agreement):

                  1. The Contracts on the attached schedule are to be repurchased by the [Originator] [Servicer] on the date hereof pursuant to Section [3.05] [5.22] of the Agreement.

                  2. Upon deposit of the Repurchase Price for such Contracts, such Contracts may, pursuant to Section [3.05] [5.22] of the Agreement, be assigned by the Trust to the [Originator] [Servicer].

         IN WITNESS WHEREOF, I have affixed hereunto my signature this ____ day of ________, 19__.

                                       CONSECO FINANCE CORP.


                                       By:      ________________________________
                                                Name: __________________________
                                                Title:   _______________________

                                                                       EXHIBIT C

                             FORM OF MONTHLY REPORT


         CONSECO FINANCE RECREATIONAL, EQUIPMENT & CONSUMER TRUST 1999-__

                          Distribution Date:  ________


1.       Amount Available                                                 ______
         (a)      Collection Account balance as of last day
                  of related Monthly Period                               ______
         (b)      Payments on account
                  of principal deposited during                           ______
                  first 10 days of current month
         (c)      Less payments on account of principal deposited
                  during first 10 days of preceding month                 ______
         (d)      Repurchase Proceeds                                     ______
         (e)      Servicer Advances                                       ______
         (f)      Guaranty Payment                                        ______
         (g)      Self-Insurance Payments                                 ______
         (h)      Termination Payments                                    ______
         (j)      Payments on Liquidation or Auction of Trust Estate      ______

2.       Monthly Servicing Fee (if Conseco Finance is not the Servicer)   ______

3.       Servicer Advances reimbursed                                     ______


Senior Note Interest
--------------------

4.       Amount actually distributed on account of Class A-1, Class A-2,
         Class A-3, Class A-4 plus Class A-5 interest
         (current plus carryover)                                         ______

5.       Class A-1 Principal Balance                                      ______

6.       Class A-1 Interest Amount                                        ______

7.       Class A-2 Principal Balance                                      ______

8.       Class A-2 Interest Amount                                        ______

9.       Class A-3 Principal Balance                                      ______

10.      Class A-3 Interest Amount                                        ______

11.      Class A-4 Principal Balance                                      ______

12.      Class A-4 Interest Amount                                        ______

13.      Class A-5 Principal Balance                                      ______

14.      Class A-5 Interest Amount                                        ______

15.      Amount applied to Class A-1 Interest Amount                      ______

16.      Amount applied to Class A-2 Interest Amount                      ______

17.      Amount applied to Class A-3 Interest Amount                      ______

18.      Amount applied to Class A-4 Interest Amount                      ______

19.      Amount applied to Class A-5 Interest Amount                      ______

20.      Class A-1 Interest Carryover Shortfall                           ______

21.      Amount applied to Unpaid Class A-1 Interest Shortfall            ______

22.      Remaining Unpaid Class A-1 Interest Shortfall                    ______

23.      Class A-2 Interest Carryover Shortfall                           ______

24.      Amount applied to Unpaid Class A-2 Interest Shortfall            ______

25.      Remaining Unpaid Class A-2 Interest Shortfall                    ______

26.      Class A-3 Interest Carryover Shortfall                           ______

27.      Amount applied to Unpaid Class A-3 Interest Shortfall            ______

28.      Remaining Unpaid Class A-3 Interest Shortfall                    ______

29.      Class A-4 Interest Carryover Shortfall                           ______

30.      Amount applied to Unpaid Class A-4 Interest Shortfall            ______

31.      Remaining Unpaid Class A-4 Interest Shortfall                    ______

32.      Class A-5 Interest Carryover Shortfall                           ______

33.      Amount applied to Unpaid Class A-5 Interest Shortfall            ______

34.      Remaining Unpaid Class A-5 Interest Shortfall                    ______


First Priority Principal Distribution Amount
--------------------------------------------

35.      Senior Note Principal Balance                                    ______

36.      Pool Scheduled Principal Balance for prior Distribution Date, minus Scheduled Principal Balance of all Defaulted Contracts,
         minus $175,000                                                   ______

37.      First Priority Principal Distribution Amount (line 34 minus
         line 35, but not less than zero)                                 ______

38.      Amount actually distributed in respect of First Priority
         Principal Distribution Amount (lesser of line 36 or remaining
         Amount Available)                                                ______


Class A-6 Interest
------------------

39.      Amount actually distributed on account of Class A-6 interest
         (current plus carryover)                                         ______

40.      Class A-6 Principal Balance                                      ______

41.      Class A-6 Interest Amount                                        ______

42.      Amount applied to Class A-6 Interest Amount                      ______

43.      Class A-6 Interest Carryover Shortfall                           ______

44.      Amount applied to Unpaid Class A-6 Interest Shortfall            ______

45.      Remaining Unpaid Class A-6 Interest Shortfall                    ______


Second Priority Principal Distribution Amount
---------------------------------------------

46.      Senior Note Principal Balance, plus Class A-6 Principal Balance, minus any First Priority Principal Distribution Amount paid
         on this Distribution Date                                        ______

47.      Pool Scheduled Principal Balance, minus Scheduled
         Principal Balance of all Defaulted Contracts, minus $175,000     ______

48.      Second Priority Principal Distribution Amount (line 45 minus
         line 46, but not less than zero)                                 ______

49.      Amount actually distributed in respect of Second Priority
         Principal Distribution Amount (lesser of line 47 or remaining
         Amount Available)                                                ______

Class A-7 Interest
------------------

50.      Amount actually distributed on account of Class A-7 interest
         (current plus carryover)                                         ______

51.      Class A-7 Principal Balance                                      ______

52.      Class A-7 Interest Amount                                        ______

53.      Amount applied to Class A-7 Interest Amount                      ______

54.      Class A-7 Interest Carryover Shortfall                           ______

55.      Amount applied to Unpaid Class A-7 Interest Shortfall            ______

56.      Remaining Unpaid Class A-7 Interest Shortfall                    ______


Third Priority Principal Distribution Amount
--------------------------------------------

57.      Senior Note Principal Balance, plus Class A-6 Principal
         Balance, plus Class A-7 Principal Balance, minus any
         First Priority Principal Distribution Amount paid on this
         Distribution Date, minus any Second Priority Principal
         Distribution Amount paid on this Distribution Date               ______

58.      Pool Scheduled Principal Balance, minus Scheduled
         Principal Balance of all Defaulted Contracts, minus $175,000     ______

59.      Third Priority Principal Distribution Amount (line 56 minus
         line 57, but not less than zero)                                 ______

60.      Amount actually distributed in respect of Third Priority
         Principal Distribution Amount (lesser of line 58 or remaining
         Amount Available)                                                ______

Class B-1 Interest
------------------

61.      Amount actually distributed on account of Class B-1 interest
         (current plus carryover)                                         ______

62.      Class B-1 Principal Balance                                      ______

63.      Class B-1 Interest Amount                                        ______

64.      Amount applied to Class B-1 Interest Amount                      ______

65.      Class B-1 Interest Carryover Shortfall                           ______

66.      Amount applied to Unpaid Class B-1 Interest Shortfall            ______

67.      Remaining Unpaid Class B-1 Interest Shortfall                    ______


Fourth Priority Principal Distribution Amount
---------------------------------------------

68.      Senior Note Principal Balance, plus Class A-6 Principal
         Balance, plus Class A-7 Principal Balance, plus Class B-1
         Principal Balance, minus any First Priority Principal
         Distribution Amount paid on this Distribution Date, minus
         any Second Priority Principal Distribution Amount paid on
         this Distribution Date, minus any Third Priority
         Principal Distribution Amount paid on this Distribution Date     ______

69.      Pool Scheduled Principal Balance, minus Scheduled
         Principal Balance of all Defaulted Contracts, minus $175,000     ______

70.      Fourth Priority Principal Distribution Amount (line 67 minus
         line 68, but not less than zero)                                 ______

71.      Amount actually distributed in respect of Fourth Priority
         Principal Distribution Amount (lesser of line 69 or remaining
         Amount Available)                                                ______


Total Principal Distribution Amount
-----------------------------------

72.      Formula Principal Distribution Amount:                           ______
         (a)      Scheduled principal                                     ______
         (b)      Principal Prepayments                                   ______
         (c)      Liquidated Contracts                                    ______
         (d)      Repurchases                                             ______

73.      Aggregate of Formula Principal Shortfalls from prior
         Distribution Dates                                               ______

74.      First Priority Principal Distribution Amount, plus
         Second Priority Principal Distribution Amount, plus
         Third Priority Principal Distribution Amount, plus
         Fourth Priority Principal Distribution Amount, for this
         Distribution Date                                                ______

75.      Total amounts actually paid in respect of any First Priority
         Principal Distribution Amount, plus any Second Priority
         Principal Distribution Amount, plus any Third Priority
         Principal Distribution Amount, plus any Fourth Priority
         Principal Distribution Amount, for all prior
         Distribution Dates                                               ______

76. Total Principal Distribution Amount (line 71, plus line 72,
         plus line 73, minus line 74)                                     ______

77.      Amount actually distributed on account of principal
         (lesser of line 75 or remaining Amount Available):
         (a)      Class A-1                                               ______
         (b)      Class A-2                                               ______
         (c)      Class A-3                                               ______
         (d)      Class A-4                                               ______
         (e)      Class A-5                                               ______
         (f)      Class A-6                                               ______
         (g)      Class A-7                                               ______
         (h)      Class B-1                                               ______

78.      Formula Principal Shortfall for this Distribution Date (line
         71 minus line 76, but not less than zero)                        ______


Class B-2 Certificates
----------------------

Class B-2 Interest

79.      Amount actually distributed on account of Class B-2 interest
         (current plus carryover)                                         ______

80.      Class B-2 Principal Balance                                      ______

81.      Class B-2 Interest Amount                                        ______

82.      Amount applied to Class B-2 Certificate Interest Amount          ______

83.      Class B-2 Interest Carryover Shortfall                           ______

84.      Amount applied to Unpaid Class B-2 Interest
         Carryover Shortfall                                              ______

85.      Remaining Unpaid Class B-2 Interest
         Carryover Shortfall                                              ______

86.      Amount of Guaranty Payment in respect of Class B-2 interest      ______


Class B-2 Principal

87.      Amount actually distributed on account of Class B-2 principal    ______

88.      Total Principal Distribution Amount (after Class B-1
         is retired)                                                      ______

89.      Class B-2 Liquidation Loss Amount                                ______

90. Class B-2 Principal Distribution Amount (line 87 plus
         line 88)                                                         ______

91.      Amount of Guaranty Payment in respect of Class B-2 principal     ______


Portfolio Information
---------------------

92.      Monthly Servicing and Guaranty Fee                               ______

93.      GTGP Fee                                                         ______

94.      Pool Scheduled Principal Balance                                 ______

95.      Pool Factor
         (a)      Class A-1                                               ______
         (b)      Class A-2                                               ______
         (c)      Class A-3                                               ______
         (d)      Class A-4                                               ______
         (e)      Class A-5                                               ______
         (f)      Class A-6                                               ______
         (g)      Class A-7                                               ______
         (h)      Class B-1                                               ______
         (i)      Class B-2                                               ______

Aggregate Scheduled Balances of delinquent Contracts as of Determination Date

96.      30 - 59 days
         (a)  Number                                                      ______
         (b)  Aggregate Principal Amount                                  ______

97.      60 - 89 days
         (a)  Number                                                      ______
         (b)  Aggregate Principal Amount                                  ______

98.      90 days or more
         (a)  Number                                                      ______
         (b)  Aggregate Principal Amount                                  ______

99.      Aggregate Scheduled Balances and number of Contracts that
         became Defaulted Contracts this month (by Product type)          ______

100.     Aggregate Scheduled Balances and number of all Defaulted
         Contracts as of end of month (by Product type)                   ______

101.     Number of Contracts that became Liquidated Contracts             ______

102.     Aggregate Amount of Servicer Advances with
         respect to current Distribution Date                             ______

103.     Amount paid to Servicer as reimbursement for
         prior Servicer Advances                                          ______

         The amounts of principal and interest distributions set out above are expressed as a dollar amount per Note or Certificate with a 1% Class Percentage Interest or per $1,000 denomination of Note or Certificate.

         Please contact ____________________ of U.S. Bank Trust National Association, ____________________ with any questions regarding this Statement or your Distribution.

                                                                       EXHIBIT D

                    FORM OF CERTIFICATE OF SERVICING OFFICER


                              CONSECO FINANCE CORP.

         The undersigned certifies that [s]he is a [title] of Conseco Finance Corp., a Delaware corporation (the "Originator"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to Section 5.14 of the Sale and Servicing Agreement (the "Agreement") dated as of ________, 1999 among the Servicer, Conseco Finance Securitizations Corp., as Seller, and Conseco Finance Recreational, Equipment & Consumer Trust 1999-__ (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

                  1. The Monthly Report for the period from ___________________ to ____________________ attached to this certificate is complete and accurate in accordance with the requirements of Section 5.14 of the Agreement; and

                  2. As of the date hereof, no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred.

         IN WITNESS WHEREOF, I have affixed hereunto my signature this _______ day of ______________, 19__.

                                       CONSECO FINANCE CORP.


                                       By:      ________________________________
                                                Name: __________________________
                                                Title:   _______________________


                                      D-1